UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

BEMIS COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

March 18, 2014

Dear Shareholders:

It is my pleasure to invite you to join us at the Annual Meeting of Shareholders of Bemis Company, Inc. in the Doty Ballroom of the Holiday Inn Neenah Riverwalk, 123 East Wisconsin Avenue, Neenah, Wisconsin. The meeting will be held on Thursday, May 1, 2014, at 9:00 a.m., Central Daylight Time. We will report on Bemis Company’s results for 2013 and comment on the upcoming year. You will also have ample opportunity both before and after the meeting to meet and speak informally with our Directors and Officers. We hope you are able to attend.

Please take the time to vote your proxy. If you hold shares in a brokerage account, your broker will not be able to vote your shares on most matters unless you provide voting instructions to your broker. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

On behalf of the Board of Directors and all Bemis Company employees, thank you for your continued support of, and confidence in, the Bemis Company.

Sincerely,

Henry J. Theisen

Chairman, President and Chief Executive Officer

ADMISSION POLICY

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 1, 2014. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by:

•	calling 920-727-4100;

•	e-mailing contactbemis@bemis.com; or

•	mailing a request to Bemis Company, Inc. at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, Attention: Corporate Secretary.

Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

Notice of Annual Meeting of Shareholders

Thursday, May 1, 2014

9:00 a.m. Central Daylight Time

Doty Ballroom of the Holiday Inn Neenah Riverwalk

123 East Wisconsin Avenue

Neenah, Wisconsin 54956

ITEMS OF BUSINESS:

1.	To elect four Directors for a term of one year;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;
3.	To cast an advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”);
4.	To act on a proposal to reapprove the Bemis Executive Officer Performance Plan, as amended;
5.	To act on a proposal to approve the Bemis Company, Inc. 2014 Stock Incentive Plan; and
6.	To transact such other business as may properly come before the meeting.

RECORD DATE:

Only shareholders of record at the close of business on March 6, 2014, will be entitled to receive notice of and to vote at the meeting.

Your vote is important to us. Please execute your proxy promptly.

March 18, 2014

By Order of the Board of Directors

Sheri H. Edison,

Vice President, Secretary and General Counsel

BEMIS COMPANY - 2014 Proxy Statement	3

BEMIS COMPANY - 2014 Proxy Statement	4

Back to Contents

BEMIS COMPANY - 2014 Proxy Statement	5

Back to Contents
PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014	39

PROPOSAL 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)	39

PROPOSAL 4	PROPOSAL TO REAPPROVE THE BEMIS EXECUTIVE OFFICER PERFORMANCE PLAN, AS AMENDED	40

PROPOSAL 5	PROPOSAL TO APPROVE THE BEMIS COMPANY, INC. 2014 STOCK INCENTIVE PLAN	41

SUBMISSION OF SHAREHOLDER PROPOSALS		44

HOUSEHOLDING		44

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2014		44

BEMIS COMPANY - 2014 Proxy Statement	6

Back to Contents

INTRODUCTION AND EXECUTIVE SUMMARY

Our proxy statement contains information about the matters that will be voted on at our Annual Meeting of Shareholders as well as other helpful information about Bemis Company, Inc. (the “Company”) and our corporate governance. Below is an executive summary that we hope will be helpful to our shareholders and others who read our proxy statement.

On or about March 18, 2014, we will send to certain shareholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access our proxy statement and 2013 Annual Report to Shareholders and how to vote online. Shareholders who do not receive the Notice will continue to receive either a paper or electronic copy of our proxy materials, which will be sent on or about March 18, 2014. For more information, see Important Information About the Proxy Materials and Voting Your Shares below.

This summary highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.

Matters to be Voted on at the 2014 Annual Meeting of Shareholders

Proposal		Board Recommendation	For more detail, see page:
1.	Election of directors	FOR each Nominee	12
2.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014	FOR	39
3.	Advisory vote to approve executive compensation	FOR	39
4.	Reapproval of the Bemis Executive Officer Performance Plan, as amended	FOR	40
5.	Approval of the Bemis Company, Inc. 2014 Stock Incentive Plan	FOR	41

Our Company

•	Our Company was founded in 1858 and has a long history of unwavering dedication to a sustainable business strategy.

•	We are a global supplier of flexible packaging and pressure sensitive materials with over $5.0 billion in sales in 2013.

•	2013 adjusted earnings per share increased 6% to $2.28 per share from $2.15 per share in 2012.

•	In 2014, the Board of Directors approved the 31st consecutive annual increase in the quarterly dividend payable to shareholders. The Company has been a member of the S&P 500 Dividend Aristocrats Class since 2008.

•	Our Company is committed to demonstrating the highest level of ethics and integrity possible in our internal and external interactions.

Corporate Governance Highlights

•	Board Independence: 10 of our 11 Directors are independent under the New York Stock Exchange (“NYSE”) rules.

•	There are regular executive sessions for independent Directors and any independent Director may raise matters for discussion at these executive sessions.

•	Our Board and each committee may engage independent advisors at their sole discretion.

•	Commencing with Directors elected at the 2014 annual shareholders meeting, we begin the process of phasing out our classified board; the classified board will be completely phased out as of the 2016 annual shareholders meeting.

•	Our current Director attendance for Board and committee meetings was in excess of 99% in 2013.

•	Our share ownership policy for Directors requires that each own a minimum market value equal to four times the standard annual cash retainer.

•	We have a single class of shares.

•	We do not have a poison pill.

•	We prohibit our Directors and employees from hedging or pledging their Company stock.

•	We maintain comprehensive processes for evaluating and managing risks.

BEMIS COMPANY - 2014 Proxy Statement	7

Back to Contents
Executive Compensation Highlights

•	Our executive compensation program utilizes a mix of base salary, annual and long-term incentives, equity awards, and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance.

•	Our long-term incentive awards include a performance-based component based on our total shareholder return relative to our comparator peer group.

•	Our Executive Officers are subject to stock ownership and stock holding requirements.

•	Shareholders have indicated strong support for our executive compensation program, evidenced by the results of our “say-on-pay” vote at our 2013 Annual Meeting of Shareholders.

IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual Meeting of Shareholders to be held on Thursday, May 1, 2014. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about March 18, 2014.

Why did I receive a Notice of Internet Availability of Proxy Materials?

Under the rules of the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:

•	“FOR” the four Director-nominees set forth herein;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

•	“FOR” the approval of our executive compensation;

•	“FOR” the reapproval of the Bemis Executive Officer Performance Plan, as amended; and

•	“FOR” the approval of the Bemis Company, Inc. 2014 Stock Incentive Plan.

May I revoke my proxy?

You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

BEMIS COMPANY - 2014 Proxy Statement	8

Back to Contents

How can I vote my shares?

You may vote by Internet, by telephone or by mail at any time prior to the meeting, or you may vote in person at the meeting, as follows:

•	Vote by Internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 30, 2014. Have your proxy card or Notice of Internet Availability in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	Vote by Phone. Use any telephone to call 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 30, 2014. Have your proxy card in hand when you call and then follow the instructions. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

•	Vote by Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bemis Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

•	Vote at the Meeting. You may vote your shares at the meeting. You will be admitted to the meeting only if you have a ticket. See the Admission Policy in this proxy statement for instructions on obtaining a ticket.

If your shares are held in an account at a brokerage firm, bank or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

For your information, voting via the Internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by Internet by our Directors, Officers or other regular employees without remuneration other than regular compensation.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 6, 2014, will be entitled to vote at the meeting. As of that date, we had outstanding 101,052,044 shares of Common Stock. Each share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

How many votes are required to approve each proposal?

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors, approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, reapprove the Bemis Executive Officer Performance Plan, as amended, and approve the Bemis Company, Inc. 2014 Stock Incentive Plan. The Say-on-Pay Vote is advisory and non-binding, but we will consider shareholders to have approved the compensation of our named executive officers if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote “Against” the particular matter, except in the case of the Say-on-Pay Vote for which an abstention will have no effect. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

BEMIS COMPANY - 2014 Proxy Statement	9

Back to Contents

If I own or hold shares in a brokerage account, can my broker vote my shares for me?

The election of Directors, the Say-on-Pay Vote, the reapproval of the Bemis Executive Officer Performance Plan, as amended, and the approval of the Bemis Company, Inc. 2014 Stock Incentive Plan are matters on which brokers do not have discretionary authority to vote. Thus, if your shares are held in a brokerage account and you do not provide instructions as to how your shares are to be voted on these proposals, your broker or other nominee will not be able to vote your shares on these matters. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

What is the address for the Company’s principal executive office?

The mailing address of our principal executive office is:
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957-0669

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The only persons known to us to beneficially own, as of March 6, 2014, more than 5 percent of our outstanding Common Stock are set forth in the following table.

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned	Outstanding Shares
State Street Corporation(1) One Lincoln Street Boston, MA 02111	8,986,534	8.7%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	7,909,481	7.68%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	5,425,123	5.3%
(1)	Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 3, 2014. State Street Corporation has shared voting and dispositive power over all 8,986,534 shares. The shares reported include 5,698,068 shares beneficially owned by SSGA Funds Management, Inc., a subsidiary of State Street Corporation, which has shared voting and dispositive power over such shares, such shares representing 5.5% of the outstanding shares.

(2)	Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 11, 2014. Vanguard has sole voting power over 137,430 shares, shared voting power over 0 shares, sole dispositive power over 7,778,651 shares, and shared dispositive power over 130,830 shares.

(3)	Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on January 28, 2014. BlackRock, Inc. has sole voting power over 4,621,605 shares and sole dispositive power over 5,425,123 shares.

BEMIS COMPANY - 2014 Proxy Statement	10

Back to Contents

SHARES AVAILABLE FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

The following table details, as of December 31, 2013, for Directors, Executive Officers, and all other participants in our equity compensation plans:

(a)	The aggregate number of shares to be issued upon the exercise of outstanding stock options and the vesting of performance units (commonly referred to as restricted stock units);

(b)	The weighted average exercise price of all outstanding options; and

(c)	The number of shares remaining available for future issuance under equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,164,308(1)	N/A(2)	3,597,459(3)
Equity compensation plans not approved by security holders	—	N/A	—
	2,164,308(1)	N/A	3,597,459(3)
(1)	Includes restricted stock units.

(2)	Restricted stock units do not have an exercise price.

(3)	May be issued as options or restricted stock units.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR-NOMINEES AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of our Common Stock as of March 6, 2014, by each Director, each nominee for Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all of our current Directors and Executive Officers as a group. Percentage of outstanding shares is based on 101,052,044 shares outstanding as of March 6, 2014.

		Voting or			Percent of
		Investment	Right to		Outstanding
Beneficial Owner	Direct(1)	Power(2)	Acquire(3)	Total	Shares
William F. Austen	154,108	11,008	28,269	193,385	*
Sheri H. Edison	679		19,103	19,782	*
Ronald J. Floto	6,553			6,553	*
David S. Haffner	37,073			37,073	*
Barbara L. Johnson	11,783			11,783	*
Jerry S. Krempa	20,279			20,279	*
Timothy M. Manganello	64,283			64,283	*
William L. Mansfield	8,696			8,696	*
Paul S. Peercy	27,782			27,782	*
Edward N. Perry	76,720	114,744		191,464	*
James W. Ransom, Jr.	45,378			45,378	*
David T. Szczupak	1,149			1,149	*
Henry J. Theisen	201,725	81,278	208,862	491,865	*
Scott B. Ullem(4)	32,057			32,057	*
Holly A. Van Deursen	15,630			15,630	*
Philip G. Weaver	23,836			23,836	*
All Executive Officers and Directors as a Group (18 persons)	771,504	207,030	256,233	1,234,767	1.2%
*	Less than one percent (1%).

(1)	These shares are held individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account. Also included are shares resulting from option exercises and shares held in 401(k) accounts of Executive Officers.

(2)	This column includes other shares over which Directors and Executive Officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)	Includes shares that are currently vested or that will vest within 60 days of March 6, 2014 pursuant to the grants made under the 2007 Stock Incentive Plan.

(4)	Mr. Ullem resigned as an officer of the Company effective November 14, 2013.

BEMIS COMPANY - 2014 Proxy Statement	11

Back to Contents
PROPOSAL 1	Election of Directors

Directors have historically been divided into three classes elected on a staggered basis for three-year terms. On November 26, 2012, the Board of Directors approved an amendment to our by-laws to phase-in a declassification of the Board of Directors commencing with the directors elected at the 2014 Annual Meeting of Shareholders. Directors elected at and after the 2014 Annual Meeting of Shareholders will be elected to one-year terms.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated four persons to the class of Directors to be elected at the meeting. Persons elected serve until their successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a Director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee selected by the Nominating and Corporate Governance Committee. In addition to certain biographical information about each Director and nominee, listed below is the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board.

Director-Nominees for Terms Expiring in 2015

Edward N. Perry

Age: 67

Director Since 1992

A labor and employment attorney, Mr. Perry retired from the active practice of law on December 31, 2012. He had been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and from 2008 until his retirement had been Of Counsel to the law firm of Hirsch Roberts Weinstein LLP. He was a partner at Perkins, Smith & Cohen, LLP from 1990 to 2003 and was Of Counsel to Perkins, Smith & Cohen, LLP from 2004 to 2005 and to Sullivan, Weinstein & McQuay, PC from 2006 to 2008. With more than 20 years of continuous service on our Board, Mr. Perry is our longest-serving director and has a thorough knowledge and understanding of our Company and our industry. Mr. Perry’s background as an attorney makes him well prepared to provide perspective on the legal affairs of our Company, and his expertise in employment and labor law offers an important perspective on human resources matters. His background also assists in the evaluation of financial policies and controls as well as legal and regulatory risks and opportunities.

Timothy M. Manganello

Age: 64

Director Since 2004

Mr. Manganello has been the independent Lead Director for the Board of Directors since August 2013. Mr. Manganello retired as Chief Executive Officer of BorgWarner Inc. (NYSE: BWA), a leader in highly engineered components and systems for vehicle powertrain applications worldwide, at the end of 2012, and retired as Executive Chairman of the Board of BorgWarner effective April 24, 2013. He had served in these roles since 2003. He was also President, Chief Operating Officer and a board member from 2002 until 2003. He served as Executive Vice President from 2001 until 2002 and President and General Manager of BorgWarner Torq Transfer Systems from 1999 to 2002. Mr. Manganello was previously Chairman of the Federal Reserve Bank of Chicago – Detroit Branch and is currently a Director of Zep Inc. (NYSE: ZEP), a producer and marketer of commercial cleansing products and maintenance solutions. Mr. Manganello offers the Board valuable experience in international acquisition integration, operations management, labor relations, engineering-based research and development, long-term strategic planning, capital markets financing, and financial performance measurement.

Philip G. Weaver

Age: 61

Director Since 2005

Mr. Weaver is presently a consultant to industry. Until his retirement on December 31, 2009, Mr. Weaver was Vice President and Chief Financial Officer of Cooper Tire & Rubber Company (NYSE: CTB), a global company specializing in the design, manufacture, and sales of passenger car, light truck, medium truck, motorcycle, and racing tires. He had been Vice President and Chief Financial Officer since 1998. He previously served as the Vice President of the tire division from 1994 to 1998 and served as Controller of the tire division from 1990 to 1994. Mr. Weaver’s expertise in accounting and finance, and his experience as a chief financial officer of a public company, provide him with a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing, and auditing. In addition to his extensive experience with acquisitions and international operations, his finance background makes him well qualified to be the Chair of our Audit Committee.

Henry J. Theisen

Age: 60

Director Since 2006

Mr. Theisen is our President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Theisen was elected to the position of Chairman of the Board of Directors effective August 1, 2013. He has been President of Bemis since 2007 and was elected Chief Executive Officer in 2008. He previously was Executive Vice President and Chief Operating Officer from 2003 to 2007 and Vice President of Operations from 2002 to 2003. From 1975 to 2002 he held various research and development, marketing, and management positions within the Company. Mr. Theisen is also a Director of Andersen Corporation, a private company. As a 38 year veteran of Bemis Company, Mr. Theisen brings extensive product development expertise and industry knowledge to the Board. His expertise extends from engineering, research, and product development to managing key customer relationships and developing marketing and sales strategies. He has an intimate understanding of our product designs and manufacturing methods and draws on that knowledge to evaluate the financial performance of the Company.

The Board of Directors recommends a vote “FOR” all nominees to serve as Directors.

BEMIS COMPANY - 2014 Proxy Statement	12

Back to Contents

Other Directors Whose Terms Expire in 2015

Barbara L. Johnson

Age: 63

Director Since 2002

Ms. Johnson is the Vice Chancellor for Business and Finance for the University of Nebraska at Kearney. She has held that position since 2007. From 2004 to 2007, she served as a consultant for various institutions of higher education advising on financial and administrative matters. She previously was Vice President and Treasurer of Carleton College, Northfield, Minnesota from 2000 to 2004. Prior to that she was Vice President for Finance and Administration of Mars Hill College, Mars Hill, North Carolina from 1997 to 2000 and Assistant Controller of The Ohio State University, Columbus, Ohio from 1990 to 1997. Ms. Johnson’s in-depth knowledge and experience managing investment, financial and administrative matters in various organizations allow her to provide a unique perspective to financial management issues at our Company.

Paul S. Peercy

Age: 73

Director Since 2006

Mr. Peercy retired as Dean Emeritus of the College of Engineering at the University of Wisconsin-Madison. He served as Dean from 1999 until his retirement on March 31, 2013. From 1996 to 1998, he was President of SEMI/SEMATECH in Austin, Texas. From 1968 to 1995, he served in various departments of the Sandia National Laboratories in Albuquerque, New Mexico, including Director of Microelectronics R&D core competency. He is a director of Sonic Foundry Inc. (NASDAQ: SOFO) and Mason Wells. Mr. Peercy’s engineering expertise and experience in research and development for Sandia National Laboratories enables him to provide unique and valuable insight to our innovation-focused business strategy. His diverse executive experience in corporate and educational fields provides him with a unique perspective from which to evaluate both our financial and operational risks and opportunities.

Ronald J. Floto

Age: 71

Director Since 2012

Mr. Floto is currently President of FLT International, LLC, a company providing investment management consulting, which he founded in 2007. For ten years prior to that, Mr. Floto was the Chief Executive Officer at Dairy Farm International Holdings Limited (SES: DAIR). He served as a director of Dairy Farms from 1997 until 2013. From 1994 to 1997, he was President of the Super K Division at Kmart Corporation. Mr. Floto’s vast experience in the retail and food industries provides extensive knowledge and insight into the needs of our customers in those industries. In addition, his international expertise offers important insight into the global aspects of our business.

William L. Mansfield

Age: 65

Director Since 2012

Mr. Mansfield is on the Board of Directors of Triumph Group, Inc. (NYSE: TGI), an international supplier of aerospace components and systems, a position he has held since 2012. Mr. Mansfield is also a director of Axiall Corporation (NYSE: AXLL), a producer of chloralkali and chlorovinyl materials, a position he has held since 2012. Mr. Mansfield retired as the Chairman of Valspar Corporation, a global paints and coatings manufacturer (NYSE: VAL), effective June 6, 2012. He had been a director at Valspar Corporation since 2005. He became Chairman of Valspar in August 2007 and previously served as Chief Executive Officer of Valspar from February 2005 until his retirement in June 2011. Mr. Mansfield was President of Valspar from February 2005 to February 2008. Mr. Mansfield’s broad experience in strategic planning, operations, financial management and investor relations is a valuable asset to our Company. In addition, his leadership experience with a publicly-traded company provides important background expertise and knowledge to the Company.

BEMIS COMPANY - 2014 Proxy Statement	13

Back to Contents

Directors Whose Terms Expire in 2016

David S. Haffner

Age: 61

Director Since 2004

Mr. Haffner is Chairman and Chief Executive Officer of Leggett & Platt, Inc. (NYSE: LEG), a diversified manufacturing company. Mr. Haffner was elected Chairman in May 2013. He has been Chief Executive Officer since 2006 and President since 2002. He previously served as Chief Operating Officer from 1999 to 2006 and as Executive Vice President of Leggett & Platt from 1995 to 2002. Mr. Haffner has experience managing the operations of an acquisitive, international, public company, which has assisted us with respect to our recent international acquisitions and subsequent integration activities. In addition, his experience with labor relations, compensation strategy, and financial performance measurement at Leggett & Platt provides valuable insight and makes him well qualified to be the Chair of our Compensation Committee.

Holly A. Van Deursen

Age: 55

Director Since 2008

Ms. Van Deursen is currently a Director of Actuant Corporation (NYSE: ATU); Anson Industries, a private company; Petroleum Geo-Services (OSE: PGS); and Capstone Turbine Corporation (NASDAQ: CPST). She was most recently an executive in the petrochemical industry, and she has held a variety of leadership positions at British Petroleum and Amoco Corporation in Chicago, London, and Hong Kong. She was Group Vice President of Petrochemicals for British Petroleum from 2003 to 2005, and Group Vice President of Strategy, based in London, from 2001 to 2003. Ms. Van Deursen has extensive experience in the chemical industry, from which Bemis buys the majority of its raw materials. She also has an engineering background and personal international experience, which is relevant to our strategic focus on technology and innovation, as well as disciplined international expansion. Her experience in strategic analysis at British Petroleum further enhances her ability to analyse and evaluate our financial risks and opportunities. Additionally, Ms. Van Deursen’s governance experience provides important expertise and knowledge making her well qualified to be the Chair of our Nominating and Corporate Governance Committee.

David T. Szczupak

Age: 58

Director Since 2012

Mr. Szczupak is currently the Executive Vice President, Global Product Organization, for Whirlpool Corporation (NYSE: WHR), a manufacturer and marketer of major home appliances, and has served in that capacity since 2008. He leads Whirlpool’s global research, engineering, product business teams and strategic sourcing. From 2006 to 2008, Mr. Szczupak served as Chief Operating Officer of Dura Automotive Systems, an international automotive supplier. While at Dura, he provided strategic direction for product development, purchasing, manufacturing and product quality. Before joining Dura, Mr. Szczupak worked at Ford Motor Company for 22 years in a variety of leadership roles including Group Vice President of Manufacturing. Mr. Szczupak has a Master’s Degree in Automotive Engineering from Cranfield University in the United Kingdom. Mr. Szczupak’s extensive background in product development, strategic planning, engineering, and manufacturing provides a unique and valuable perspective to our operations and strategic focus on innovation. In addition, his experience as an executive with publicly-traded companies provides important knowledge and expertise to the Company.

BEMIS COMPANY - 2014 Proxy Statement	14

Back to Contents

CORPORATE GOVERNANCE

Corporate Governance Documents

You can electronically access all of our standing committee charters, our Code of Conduct, and our Principles of Corporate Governance at our website at www.bemis.com, on the “Corporate Site” under the “About Us” section or by writing to us at Bemis Company, Inc., Attention: Company Secretary at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669. Hard copies will be provided to any shareholder or any interested party upon request. We intend to promptly post on our website any amendments to or waivers of the Code of Conduct that apply to a Bemis officer following the date of such amendment or waiver.

Director Independence

The Board has determined that all Directors and Director-nominees, with the exception of Mr. Theisen, are “independent” as that term is defined in the applicable listing standards of the NYSE. The Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, is independent. In accordance with the NYSE director independence rule, the Board looked at the totality of the circumstances to determine a Director’s independence. To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management. The Board considered information provided by the Directors and Director-nominees and concluded none of the independent Directors or independent Director-nominees have any relationships with the Company.

Director Attendance

All members then comprising the Board of Directors attended the Annual Meeting of Shareholders in 2013. The Board does not have a formal written policy requiring members to attend the Annual Meeting of Shareholders, although all members have traditionally attended. The Board of Directors held four regular quarterly meetings and one additional special meeting by conference call during the year ended December 31, 2013. All Directors attended at least 75 percent of the aggregate of the total number of Board meetings and meetings of committees on which they served.

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The table below shows current membership for each of these committees:

Director	Executive Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ronald J. Floto		•
David S. Haffner	•		*
Barbara L. Johnson			•
Timothy M. Manganello^	•			•
William L. Mansfield			•	•
Paul S. Peercy		•
Edward N. Perry			•	•
David T. Szczupak		•
Henry J. Theisen	*
Holly A. Van Deursen	•	•		*
Philip G. Weaver	•	*
*	Committee Chair

^	Independent Lead Director

BEMIS COMPANY - 2014 Proxy Statement	15

Back to Contents

Executive Committee. The Executive Committee has the authority to exercise all the powers of the full Board, except the Executive Committee does not have the power to change the membership of, or fill vacancies in, the Executive Committee or to amend our amended by-laws. Generally, this Committee will only meet or act in emergencies, or when requested by the full Board. The Committee will report any actions to the full Board as soon as reasonably possible.

Audit Committee. The Audit Committee held four regular quarterly meetings and four additional conference calls in 2013. The Audit Committee’s principal function is to assist the Board by performing the duties described in the Audit Committee Charter, which include:

•	oversight responsibility for the integrity and fair presentation of our financial reporting;

•	responsibility for the appointment, compensation, and oversight of our independent registered public accounting firm; and

•	meetings with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit.

The Board has determined that all members of the Audit Committee are financially literate and that Mr. Weaver is a financial expert as defined by the SEC. Each member also meets the independence standards for audit committee membership under the rules of the SEC.

Compensation Committee. The Compensation Committee held four regular meetings and two conference calls in 2013. The Compensation Committee has a Compensation Committee Charter, which requires the Compensation Committee to, among other things:

•	approve the compensation of the Executive Officers and Directors;

•	evaluate the CEO’s performance in light of the goals and objectives relevant to the CEO’s compensation; and

•	review and discuss the Compensation Discussion and Analysis and recommend its inclusion in the proxy statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four regular meetings, four conference calls and one special meeting in 2013. The Nominating and Corporate Governance Committee Charter sets forth the Committee’s duties, which include:

•	recommend nominees for election to the Board of Directors;

•	review the performance of the full Board and individual Directors;

•	oversee CEO succession planning and recommend to the Board the selection and succession for the CEO, as appropriate, to address leadership continuity; and

•	review all nominees for Director and recommend to the Board those nominees who have attributes it believes would be most beneficial to the Company. This assessment will include such factors as experience, integrity, competence, skills, and dedication in the context of the needs of the Board. The Board also considers diversity based on differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes.

Our Principles of Corporate Governance also set forth certain requirements regarding Board size. When carrying out its duties, the Nominating and Corporate Governance Committee takes into consideration those Directors who experience job changes, Director tenure, other board service, retirement, and independence matters.

Ad Hoc Committees. As the Board of Directors deems appropriate, it will appoint ad hoc committees to address discreet matters. In 2013, the Board did not appoint any ad hoc committees.

Board Leadership Structure

On August 1, 2013, the Board announced the election of Mr. Theisen, Bemis’ President and Chief Executive Officer, to the additional position of Chairman of the Board of Directors.

In making the determination to appoint Mr. Theisen to Chairman, the Board considered numerous factors, including his extensive experience with the Company as an officer and leader in many different areas such as research and development, marketing, and management. The Board also considered Mr. Theisen’s leadership skills, operating experience, and thorough knowledge of the industry.

The Board of Directors also appointed Timothy M. Manganello to serve as the independent Lead Director of the Board of Directors, effective August 1, 2013. Mr. Manganello has served as a Director of Bemis since 2004, and recently retired as Executive Chairman of the Board of BorgWarner. He previously served as Chairman and Chief Executive Officer of Borg Warner from 2003 through 2012.

In accordance with the listing standards of the NYSE, Mr. Manganello presides as the Lead for meetings of the independent Directors. Such meetings of the independent Directors are held at the beginning and conclusion of every Board meeting without the presence of management. In carrying out the duties of the independent Lead Director, Mr. Manganello collaborates and consults as appropriate with the Chairman of the Board. The duties of the Lead Director include:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors;

•	Serve as liaison between the Chairman and the independent Directors;

•	Review information sent to the Board;

•	Review meeting agendas for the Board;

•	Review meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Have the authority to call meetings of the independent Directors;

•	If requested by major shareholders and after consultation with the Chairman and the General Counsel, ensure that he or she or the appropriate Director is available for consultation and direct communication; and

•	Be accountable to and provide leadership for issues of corporate governance where appropriate.

BEMIS COMPANY - 2014 Proxy Statement	16

Back to Contents

Board’s Role in Oversight of Risk Management

Our Board of Directors takes an active role in the oversight of our Company both as a full Board and through its committees. Each of the Board committees considers risk within its area of responsibility.

We engage in an annual enterprise wide risk management (“ERM”) process which includes periodic risk assessments performed during the year. Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Annually, a report summarizing these assessments is compiled by our Director of Risk Management. The report is reviewed and approved by the Chief Executive Officer, Principal Financial Officer, and General Counsel. The report is presented to the Audit Committee annually to ensure completeness, appropriate oversight, and review, and supplemented with quarterly updates. Interim reports on specific risks are provided if requested by the Board or recommended by management.

Nominations for Directors

The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Principles of Corporate Governance, which are summarized below, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee should write the Secretary of the Company at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.

If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in our amended by-laws. Under our amended by-laws, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a Director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 90 days before the first anniversary of the previous year’s annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, together with the written consent of such person to serve as a Director.

From time to time, Bemis engages a search firm to help identify and facilitate the screening and interview process of Director-nominees. In connection with the Nominating and Corporate Governance Committee’s evaluation of a Director-nominee, the Nominating and Corporate Governance Committee:

•	believes that nominees must have experience as a Board member or senior officer of a public or private company or have achieved national prominence in a relevant field or have possessed other relevant experience;

•	evaluates whether the nominee’s skills are complementary to the existing Board members’ skills, and the Board’s needs for operational, management, financial, international, technological, or other expertise;

•	engages the search firm to screen the candidates, perform reference checks, prepare a biography for each candidate for the Committee to review, and help set up interviews;

•	interviews, along with the Chairman of the Board and our Chief Executive Officer, candidates that meet the criteria; and

•	selects nominees that best suit the Board’s needs.

Communications with the Board

The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors.

Bemis Company, Inc.

c/o Corporate Secretary

One Neenah Center, 4th Floor

P.O. Box 669

Neenah, Wisconsin 54957-0669

Phone: 920-727-4100.

BEMIS COMPANY - 2014 Proxy Statement	17

Back to Contents
SECTION 16(a)	BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, Executive Officers, and persons who own more than 10 percent of our Common Stock file initial reports of ownership of our Common Stock and changes in such ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of copies of forms submitted to us during and with respect to 2013 and on written representations from our Directors and Executive Officers, all required reports were filed on a timely basis during 2013.

BEMIS COMPANY - 2014 Proxy Statement	18

Back to Contents

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has approved a written policy whereby the Audit Committee must approve any transaction with a related person, as defined in Item 404 of Regulation S-K (“Related Person Transaction”), before commencement of such transaction; provided, however, that if the transaction is identified after it commences, it shall be brought to the Audit Committee for ratification. The Related Person Transaction should be presented to the Audit Committee by an Executive Officer requesting that the Audit Committee consider the Related Person Transaction at its next meeting. The Executive Officer presenting the transaction must advise the Audit Committee of all material terms of the transaction.

The Audit Committee has delegated authority to the Audit Committee Chairman to, upon request of an Executive Officer, approve Related Person Transactions if they arise between Audit Committee meetings. The Chairman may take any action with respect to such Related Person Transaction that the Audit Committee would be authorized to take, or, in his or her discretion, require that the matter be brought before the full Audit Committee. Any action taken by the Chairman shall be reported to the Audit Committee at its next regularly scheduled meeting.

Standards for Approval of Transactions

The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Person Transaction:

•	whether the terms of the transaction are fair;

•	whether the transaction is material to us;

•	the role the related person has played in arranging the Related Person Transaction;

•	the structure of the Related Person Transaction; and

•	the interests of all related persons in the Related Person Transaction.

A Related Person Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related Person Transaction is beneficial to us and the terms of the Related Person Transaction are fair.

Approval Process

The Audit Committee may, in its sole discretion, approve or deny any Related Person Transaction. Approval of a Related Person Transaction may be conditioned upon us and the related person taking any or all of the following additional actions, or any other actions that the Audit Committee deems appropriate:

•	requiring the related person to resign from, or change position within, an entity that is involved in the Related Person Transaction;

•	assuring that the related person will not be directly involved in negotiating the terms of the Related Person Transaction or in the ongoing relationship between us and the other persons or entities involved in the Related Person Transaction;

•	limiting the duration or magnitude of the Related Person Transaction;

•	requiring that information about the Related Person Transaction be documented and that reports reflecting the nature and amount of the Related Person Transaction be delivered to the Audit Committee on a regular basis;

•	requiring that we have the right to terminate the Related Person Transaction by giving a specified period of advance notice; or

•	appointing a Company representative to monitor various aspects of the Related Person Transaction.

In the case of any transaction for which ratification is sought, the Audit Committee may require amendment or termination of the transaction, or implementation of any of the above actions, if the Audit Committee does not ratify the transaction.

Transactions with Related Persons during Fiscal Year 2013

Item 404 of Regulation S-K requires that we disclose any transactions between us and any related persons, as defined by Item 404, in which the amount involved exceeds $120,000. During fiscal year 2013, there were no Related Person Transactions exceeding such threshold.

BEMIS COMPANY - 2014 Proxy Statement	19

Back to Contents

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Overview and Introduction

The Compensation Discussion and Analysis (“CD&A”) identifies and describes the basic principles, philosophies and rationale underlying our compensation decisions and programs as well as the key elements of compensation for our Named Executive Officers identified in the Summary Compensation Table. For 2013, our Named Executive Officers (“NEOs”) identified in the Summary Compensation Table include our Chief Executive Officer (CEO), former Chief Financial Officer (CFO), Vice President and Controller (interim principal financial officer), and the next three highest compensated Executive Officers serving as such at year-end. Mr. Ullem resigned from his position as CFO effective November 13, 2013 and as an employee effective December 31, 2013. Mr. Krempa was named the interim principal financial officer effective November 14, 2013. The components of the compensation and benefits provided to all Executive Officers, including the Named Executive Officers, are similar in design. The CD&A should be read in conjunction with the applicable compensation tables.

2013 Executive Summary

Key Highlights

•	97% shareholder support for our executive compensation program at the 2013 annual shareholders meeting. More than 97% of the votes cast supported our executive compensation program, demonstrating strong shareholder support.

•	Pay-for-performance-based compensation arrangements. Our compensation program uses a variety of performance-based measures, including performance-based equity awards that pay out based on our total shareholder return relative to our comparator peer group. Based on our relative total shareholder return, the performance-based shares with a performance period ended December 31, 2013 resulted in no payout.

•	Defined benefit pension plans frozen. The Company froze certain defined benefit pension plans effective December 31, 2013, which impacted certain of our Executive Officers.

•	Independent compensation committee consultant engagement. The Compensation Committee of the Board of Directors (the “Committee”) continued its engagement with Towers Watson as its independent compensation consultant for fiscal year 2013. This firm advised the Committee on executive and director compensation but performed no other services for the Company in 2013.

•	No employment contracts for Named Executive Officers. None of the Named Executive Officers has an employment agreement that guarantees the terms of employment regardless of performance. We do have Management Agreements with our Named Executive Officers that become effective only upon certain terminations of employment in connection with a change of control event (i.e., a “double trigger”).

•	Executives are subject to stock ownership requirements. The Company requires stock ownership worth a minimum of five times base salary for the CEO and three times base salary for other Executive Officers. In addition, all Executive Officers are required to hold one-half the net number of shares awarded for a period of not less than three years from the date of share acquisition.

2013 Compensation Overview

Our executive compensation program is comprised of base salary, short-term annual performance-based cash incentives, long-term incentives (equity), and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. To better align with the business strategy and our pay-for-performance philosophy, in 2013, we introduced a new metric, return on invested capital (“ROIC”), into our annual incentive plan and removed the sales performance goal previously included therein.

The highlights of our 2013 compensation program are as follows:

•	The annual incentive plan is comprised of two components: adjusted earnings per share (“Adjusted EPS”) and ROIC. Each component is 50 percent of the Executive Officers’ target awards. Annual year-over-year Adjusted EPS performance was 106 percent, which resulted in a 100 percent payout of that component of each Executive Officer’s target award. ROIC performance was 9.2 percent, which resulted in a 71.43 percent payout of that component of each Executive Officer’s target award. The resulting total annual incentive payout was 85.72 percent of each Executive Officer’s target award.

•	Long-term incentives are awarded in the form of restricted share units that are equally split between time-based share units and performance-based share units, each with a three-year vesting period. For the January 1, 2011 through December 31, 2013 performance period, our Total Shareholder Return (“TSR”) ranked at the 19th percentile in comparison to our TSR comparator group (“TSR Comparator Group”). This resulted in a payout of zero percent of the Executive Officers’ target awards of performance-based share units. A detailed description of the TSR Comparator Group may be found in the “Executive Compensation Elements” section below.

•	2013 base salaries for NEOs and Executive Officers were modestly increased consistent with market trends of approximately 3 percent and to ensure base salary is more in line with the middle range of our Total Target Compensation (“TTC”) Comparator Group. A detailed description of the TTC Comparator Group may be found in the “Setting Compensation” section below.

BEMIS COMPANY - 2014 Proxy Statement	20

Back to Contents
•	Annual incentive targets as a percentage of base salary remained the same from 2012, with the exception of Ms. Edison, whose target was revised to bring her more in line with the middle range of our TTC Comparator Group.

•	The long-term incentive target as a percentage of base salary remained the same from 2012, with the exception of Ms. Edison and Mr. Theisen. Both targets were revised to bring them more in line with the middle range of our TTC Comparator Group.

	Fiscal Year 2012 Actual Compensation						Fiscal Year 2013 Actual Compensation
	Base Salary ($)	Target Annual Incentive ($) (Target %)	Actual Annual Incentive ($)	Long-Term Incentive Grant Value ($) (Target %)	Total Direct Comp.(1) ($)	Base Salary ($)	Target Annual Incentive ($) (Target %)	Actual Annual Incentive ($)	Long-Term Incentive Grant Value ($) (Target %)	Total Direct Comp.(1) ($)
Henry J. Theisen	1,000,000	1,100,000	1,380,500	3,306,988	5,687,488	1,030,000	1,133,000	971,151	4,251,008	6,252,159
Chairman, President & CEO		110%		300%			110%		388%
Scott B. Ullem	500,000	325,000	407,875	909,418	1,817,293	515,000	334,750	286,931	903,923	1,705,854
Former VP & CFO		65%		165%			65%		165%
Jerry S. Krempa	262,500	105,000	131,775	273,243	667,518	290,000	116,000	99,429	308,512	697,941
VP, Controller & Interim PFO		40%		100%			40%		100%
William F. Austen	487,000	316,550	397,270	885,798	1,770,068	502,000	326,300	279,688	881,109	1,662,797
EVP & COO		65%		165%			65%		165%
James W. Ransom, Jr.	450,833	293,041	367,766	782,141	1,600,740	495,000	321,750	275,788	868,820	1,639,608
Sr. VP and President – BNA		65%		165%			65%		165%
Sheri H. Edison	400,000	220,000	276,100	595,260	1,271,360	430,000	258,000	221,145	663,286	1,314,431
VP, GC & Secretary		55%		135%			60%		145%

(1)	Total Direct Compensation is the sum of base salary, actual annual incentive, and long-term incentive grant value.

2013/2014 Executive Officer Transitions

During 2013, we had several management transitions within the Executive Officer group. Each transition is explained below:

•	On March 6, 2013, our Board of Directors appointed William E. Jackson, PhD to the position of Vice President and Chief Technology Officer. As Chief Technology Officer, Dr. Jackson is responsible for leveraging our research and development capabilities across our global operations.

•	On November 11, 2013, our Board of Directors appointed William F. Austen to the position of Executive Vice President and Chief Operating Officer. Mr. Austen previously served as Group President, a position he held since 2012. A one-time recognition award of 15,000 time-based restricted share units was granted to Mr. Austen on January 1, 2014. This award was intended to recognize his professional growth and development and contributions to our leadership team.

•	On November 14, 2013, Mr. Ullem resigned as Vice President and Chief Financial Officer in order to pursue other professional opportunities. Mr. Ullem remained employed through December 31, 2013 to facilitate a smooth transition.

•	On November 14, 2013, our Board of Directors appointed Mr. Krempa, our Vice President and Controller, to the position of interim principal financial officer. There are no compensation changes being made relative to this interim position for Mr. Krempa.

•	On February 17, 2014, James W. Ransom, Jr. was appointed to the position of Senior Vice President and President of our North American Operations. Mr. Ransom previously served as Group President, a position he held since 2012. A one-time recognition award of 15,000 time-based restricted share units was granted to Mr. Ransom on January 1, 2014. This award was intended to recognize his professional growth and development and contributions to our leadership team.

Say-on-Pay

Shareholders voted strongly in favor of our executive compensation program at our 2013 annual shareholders meeting. Specifically, more than 97 percent of the shares voted at the annual meeting in 2013 voted in favor of the compensation paid to our NEOs (up from 89 percent in 2012). In light of the positive result of the “say-on-pay” vote, we made no material changes to our 2014 program.

Compensation Committee Responsibilities

The Committee has been authorized and empowered by our Board of Directors to review and approve compensation for our Executive Officers and to ensure that our compensation program is meeting its intended objectives. The program is straightforward and driven by several key objectives described further below. The Committee’s responsibility is to provide an effective compensation program that aligns the interests of shareholders and management. The Committee determines CEO compensation based upon the Board’s annual CEO performance evaluation and the market check analysis and recommendations from Towers Watson. In addition, the Committee recommends to the Board of Directors the competitive pay package for its Directors.

BEMIS COMPANY - 2014 Proxy Statement	21

Back to Contents

The Committee believes in allowing management the opportunity to provide input into our executive compensation program. In setting compensation for all other Executive Officers, the Committee utilizes recommendations from the CEO, input from the Vice President, Human Resources, and the market check analysis and recommendations from Towers Watson. More information on Towers Watson may be found in the “Setting Compensation” section below.

Compensation Philosophy and Objectives

The Committee believes the most effective compensation program is one that rewards achievement of specific annual and long-term strategic goals, without encouraging undue risk-taking. This program is reviewed on an annual basis by the Committee to ensure competitive positioning, alignment with goals and a focus on enhancing shareholder value in the current and forecasted business environments. The key elements of our philosophy are designed to:

•	attract and retain key talent;

•	motivate individuals to achieve our goals;

•	achieve results that add shareholder value; and

•	grow long-term earnings.

Accordingly, the Committee has designed a compensation program that includes base salary, short-term annual performance-based cash incentives, and long-term incentives in the form of restricted share units, both time-based and performance-based, to align with our philosophy.

We target each element of compensation, as well as the aggregate compensation, at or near the broad middle range of our TTC Comparator Group. Outlined below are the compensation elements that apply to all Executive Officers.

Compensation Elements		Why We Pay
•	Base Salary	•	Attract and retain executives
•	Short-Term Annual Performance-Based Cash Incentives (Non-Equity)	•	Attract and retain executives
		•	Motivate executives to achieve short-term key business priorities and objectives
		•	Hold executives accountable for performance against targets
•	Long-Term Incentive Compensation (Equity)	•	Motivate executives to achieve key long-term goals and objectives
		•	Hold executives accountable for performance against targets
		•	Focus executive decisions on long-term success/earnings that add shareholder value
		•	Provide executives with increased ability to acquire equity ownership
		•	Attract and retain executives
•	Retirement and Other Benefit Plans	•	Provide income security for retirement
		•	Attract and retain executives
•	Perquisites	•	Attract and retain executives
		•	Enhance executive productivity

TARGET COMPENSATION MIX - 2013

BEMIS COMPANY - 2014 Proxy Statement	22

Back to Contents

Setting Compensation

The Committee makes all final decisions regarding Executive Officer compensation. The Committee considers the following factors when making compensation decisions:

•	job responsibilities and complexities;

•	performance, experience, and proficiency in the role;

•	comparison to external market data;

•	merit increase percentages consistent with other Bemis salaried employees;

•	potential and succession planning considerations; and

•	recommendations of the CEO and the Vice President, Human Resources.

The Committee uses an independent, outside compensation consultant, Towers Watson, to conduct an external market check as an input to the decision-making process. This market check is a thorough benchmarking process that uses two external data sources to evaluate the external competitiveness of total target compensation, including base salaries, target short-term annual performance-based cash incentives (non-equity incentive compensation), and target long-term equity compensation. The Committee considered the independence of Towers Watson and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Committee.

Our Peer Groups

The first data source in developing our peer group is a customized industry specific survey from the Towers Watson Compensation Databank that includes 32 companies (“Survey Comparator Group”) within the industrial manufacturing and consumer products/non-durable industries. The second data source is proxy data that includes 16 companies (“Proxy Comparator Group”), including many within the paper and container packaging industry. Companies included in the data from both sources have annual revenue ranging from $2 billion to $10 billion, approximately 40 percent to 200 percent of our 2013 revenue. For Messrs. Austen and Ransom, regression analysis was conducted to appropriately size adjust the data for their related scope of responsibilities. The survey data from the Towers Watson Compensation Databank served as the primary data source, with proxy data as a secondary comparison used primarily for pay design. The Survey Comparator Group and the Proxy Comparator Group comprise our Total Target Compensation Comparator Group (“TTC Comparator Group”).

The Towers Watson study conducted in late 2012 (“2012 Study”) evaluated compensation levels for similarly situated executives and provided Bemis with decision-quality market information based upon the data sources described above. This 2012 Study was used as a market check for 2013 compensation decisions.

The Survey Comparator Group included the following 32 companies:

AMSTED Industries, Inc.	Hanesbrands, Inc.	Scotts Miracle-Gro Company
Avery Dennison Corporation	Hasboro, Inc.	Sherwin-Williams Company
Ball Corporation	ITT Corporation	Sonoco Products Company
BorgWarner, Inc.	The Lincoln Electric Company	SPX Corporation
Cooper Industries, Inc.	Lorillard Tobacco Company	Terex Corporation
Donaldson Company	The Manitowoc Company	Timken Company
Estee Lauder, Inc.	Mary Kay, Inc.	Tower International, LLC
GAF Building Materials Corporation	NBTY, Inc.	Trinity Industries, Inc.
of America	Pall Corporation	Tupperware Corporation
Gates Corporation	Sealed Air Corporation	Valmont Industries, Inc.
Greif, Inc.	SC Johnson & Son, Inc.	Xylem, Inc.

This group of companies has median revenue of $4 billion and the revenue at the 75th percentile is $5.5 billion, which places our revenue in between the median and the 75th percentile.

The Proxy Comparator Group included the following 16 companies:

AptarGroup, Inc.	Greif, Inc.	Silgan Holdings Inc.
Avery Dennison Corporation	MeadWestvaco Corporation	Sonoco Products Company
Ball Corporation	Owens-Illinois, Inc.	The Valspar Corporation
The Clorox Company	Packaging Corp. of America	Weyerhaeuser Company
Crown Holdings, Inc.	Rock-Tenn Company
Graphic Packaging Holding Company	Sealed Air Corporation

The 2012 Study revealed the following important facts as it relates to our executive compensation program:

•	Competitive pay levels were similar in both data sources.

•	All elements of our pay are between the 25th and 75th percentile and the overall executive compensation program is competitive. However, the percentile varies by Executive Officer.

•	The Executive Officer group collectively was positioned 10 percent below the midpoint of the market of the survey data when all target total direct compensation was considered.

•	Our CEO was positioned 18 percent below the midpoint of the market of the survey data when all target total direct compensation was considered.

BEMIS COMPANY - 2014 Proxy Statement	23

Back to Contents

The Committee then consulted with Towers Watson regarding recommended compensation adjustments, consistent with market trends, Bemis’ philosophy and affordability. Based on this analysis, the Committee approved modest compensation changes for each Executive Officer to better align with the broad middle range of our TTC Comparator Group. The compensation changes for each NEO can be reviewed in more detail on the two-year compensation comparison chart above.

We believe the design of our compensation program is integral to attracting and retaining the executive talent necessary to meet our objectives. Additional comments regarding our compensation program are highlighted below.

Executive Compensation Elements

As noted above, our compensation program consists of: base salary, short-term annual performance-based cash incentives, long-term equity incentives, retirement plans and other compensation.

In addition to the annual compensation elements listed above, we have double-trigger “change of control” agreements with our Executive Officers that provide for the payment of compensation and benefits in the event of termination following a change of control (see Potential Payments Upon Termination Table).

Base Salary

The base salary is a guaranteed component of annual cash compensation that attracts and retains our Executive Officers. We target base salary at or near the broad middle range of our TTC Comparator Group while incorporating other factors as previously discussed.

Short-Term Annual Performance-Based Cash Incentives (Non-Equity)

The Bemis Executive Officer Performance Plan (“BEOPP”) was reapproved by our shareholders in May 2009. The plan is again being presented to our shareholders for reapproval pursuant to Proposal 4 in this proxy statement. The purpose of the BEOPP is to provide incentives to our Executive Officers to produce a superior shareholder return. Amounts paid under the terms of the BEOPP are intended to qualify as performance-based compensation, within the meaning of Section 162(m) of the Internal Revenue Code.

The following components are part of our short-term incentive program:

•	no discretion for individual performance;

•	no discretion by the Committee once the target criteria is determined, other than the ability to exercise negative discretion;

•	payout is based on two components: Adjusted EPS growth year-over-year (“Adjusted EPS Target”) and ROIC result as compared to target (“ROIC Target”); and

•	target award is a percentage of base salary.

Each Executive Officer’s target percentage is established by the Committee based on the broad middle range of the TTC Comparator Group benchmarking data and other factors previously discussed. That percent of annual base salary then becomes the target award. The attainment of the predetermined Adjusted EPS Target dictates the percent of payment of 50 percent of the target award. The attainment of the predetermined ROIC Target dictates the percent of payment of the other 50 percent of the target award.

BEMIS EXECUTIVE OFFICER PERFORMANCE PLAN
COMPONENTS

BEMIS COMPANY - 2014 Proxy Statement	24

Back to Contents

EPS Component

The Committee determined that for 2013, the Adjusted EPS Target was 106 percent of the previous year’s Adjusted EPS. The 106 percent target is slightly in excess of our annual average growth rate over the last 10 years. If this target was achieved, each Executive Officer would receive 100 percent of the target award for this metric. If the Adjusted EPS was less than 90 percent of the previous year’s Adjusted EPS, no award would be paid. At 114 percent of the previous year’s Adjusted EPS, the BEOPP would pay two times the target award for this metric.

ROIC Component

The Committee determined that for 2013, the ROIC Target was 9.6 percent which was equal to the ROIC target in our annual operating plan. This approach was consistent with Towers Watson’s recent analysis of market practices. If this target was achieved, each Executive Officer would receive 100 percent of the target award for this metric. If the ROIC result was less than 8.9 percent, which was the ROIC result from the prior year, no award would be paid. If the ROIC result was 10.0 percent the plan would pay two-times the target award for this metric.

The BEOPP funding scales below indicate the ranges of payouts for both Adjusted EPS and ROIC:

Results that Impacted 2013 Compensation

In 2013, we achieved Adjusted EPS of 106 percent of 2012’s Adjusted EPS, resulting in a bonus payout of 100 percent of the EPS portion of each Named Executive Officer’s target award. For 2013, Adjusted EPS was calculated as GAAP EPS, adjusted to exclude facility consolidation costs, acquisition related integration costs, a gain related to the divestiture of a business unit, and a gain resulting from the sale of land and a building associated with property that was not a part of our facility consolidation program.

We achieved 9.2 percent ROIC performance in 2013, resulting in a bonus payout of 71.43 percent for the other half of each Named Executive Officer’s target award.

The resulting total annual incentive payout for 2013 was 85.72 percent of each Named Executive Officer’s target award.

BEMIS COMPANY - 2014 Proxy Statement	25

Back to Contents

Long-Term Incentive Compensation (Equity)

In May 2006, our shareholders approved the Bemis Company, Inc. 2007 Stock Incentive Plan (the “2007 Plan”). A new plan, the Bemis Company, Inc. 2014 Stock Incentive Plan (the “2014 Plan” and collectively with the 2007 Plan, the “Plans”), is being proposed to shareholders as a replacement for the 2007 Plan pursuant to Proposal 5 in this proxy statement. The Plans provide for issuance of equity awards in the form of restricted share units. The Committee uses a formula tied to base salary to determine the target value of restricted share units awarded to our Executive Officers annually, which is positioned at the broad middle range of our TTC Comparator Group. The number of target restricted share units awarded is determined by dividing the value by a fixed share price. The long-term incentive compensation provides the opportunity to acquire meaningful equity ownership and has proven to be a critical incentive and retention tool for Executive Officers.

Target restricted share units awarded in 2013 are equally split between time-based share units and performance-based share units, which balance the objectives of executive retention and company performance. Both time-based share units and performance-based share units vest after three years and both are subject to accelerated vesting for retirement eligible participants (time and performance-based units are pro-rated upon retirement).

2013 LONG-TERM INCENTIVE MIX
FOR EXECUTIVE OFFICERS

Award Provisions – 50% Time-Based Share Units

As described above, time-based share units vest after three years.

Award Provisions – 50% Performance-Based Share Units

Payout of performance-based share units is determined by relative TSR against the TSR Comparator Group. The TSR Comparator Group consisted of public companies in the S&P 500 Industrials sector.

Performance-based share units are earned on the basis of our TSR measured over a three-year period, relative to our TSR Comparator Group. As it is possible that there will be no payout under the performance-based share units, these awards are completely “at-risk” compensation:

•	TSR reflects share price appreciation and reinvestment of dividends;

•	share price appreciation is measured as the difference between the beginning market price and the ending market price of our shares:

–	beginning market price equals the average closing price on the 20 trading days immediately preceding the performance period; and

–	ending market price equals the average closing price on the last 20 trading days of the performance period;

•	shares of our common stock payout in a range of 0 percent to 200 percent of target;

•	dividend equivalents on restricted share units will be accrued and distributed at the same time as the shares of Common Stock to which they relate; and

•	shares pay out linearly between each set of data points above the 25th percentile and below the 75th percentile.

–	Example: if we perform at a 40th percentile rank, each Named Executive Officer would receive the number of shares equal to 62.5 percent of the target award. Further, in order to pay out at the 100 percent target, we must perform above the median of our TSR Comparator Group at the 55th percentile.

The performance-based share units’ payout chart below indicates the range of payouts:

PERFORMANCE-BASED SHARE UNITS
PAYOUT CHART

Relative Performance to TSR Comparator Group

BEMIS COMPANY - 2014 Proxy Statement	26

Back to Contents

Results that Impacted 2013 Compensation

Towers Watson calculated our relative TSR results versus the TSR Comparator Group for the January 1, 2011 through December 31, 2013 performance cycle. The calculated payout percentage (percent of target award) based on the program’s scale as listed above determined that our TSR of 32.0 percent resulted in a percentile rank of 19 as compared to the TSR Comparator Group. This percentile ranking resulted in no payout under the award for the 2011 performance-based grants.

Retirement and Other Benefits

We offer retirement plans that are intended to supplement the employee’s personal savings and social security. Employees in the United States are eligible to participate in a retirement plan, profit sharing plan, savings plan, or a combination thereof.

We offer core employee benefits coverage to:

•	provide our employees with a reasonable level of financial support in the event of illness or injury; and

•	enhance productivity and job satisfaction through programs that focus on work/life balance and wellness.

The available core benefits are the same for all United States employees and Executive Officers, and include medical, pharmacy, dental, wellness, disability coverage, and life insurance. In addition, the Bemis 401(k) savings plans, Bemis Investment Incentive Plan (“BIIP”), Bemis Investment Profit Sharing Plan (“BIPSP”) and our retirement plans provide a reasonable level of retirement income reflecting employees’ careers with us. These plans are generally available to all United States employees, including Executive Officers. We also offer non-qualified supplemental retirement and savings plans, which provide certain additional retirement benefits, including benefits that cannot be provided through the qualified plans due to various Internal Revenue Service limits.

The cost of employee benefits is partially borne by the employee, including each Executive Officer.

Changes that Impacted 2013

On September 24, 2013, the Committee approved amendments to the Bemis Supplemental Retirement Plan and the Bemis Supplemental Retirement Plan for Senior Officers (collectively, the “SERP Plans”), both non-qualified defined benefit pension plans. The amendments froze all further benefit accruals for all persons entitled to benefits under the SERP Plans as of December 31, 2013. The changes affect all active participants in the SERP Plans, including all management executives who are participants. As a result, final average pay formulas in the SERP Plans will not reflect future compensation increases or additional service after December 31, 2013. This change impacted Messrs. Theisen, Krempa, Austen and Ransom.

On September 24, 2013, the Committee approved a similar amendment to the Bemis Retirement Plan, a qualified defined benefit pension plan, effective December 31, 2013. The amendment froze all further benefit accruals for all persons entitled to benefits under the Bemis Retirement Plan as of December 31, 2013. As a result, final average pay formulas in the Bemis Retirement Plan will not reflect future compensation increases or additional service after December 31, 2013. This change impacted Messrs. Theisen, Krempa, Austen and Ransom.

In connection with the defined benefit pension freezes, the Committee approved an amendment to the Company’s 401(k) plan effective January 1, 2014 to increase the Company’s matching contributions on deposits of certified earnings and to add individuals impacted by the defined benefit pension service freeze to the plan’s profit sharing component. As a result, the matching contributions will be 50% of before-tax deposits up to 4% of certified earnings and 25% of before-tax deposits over 4% (but not over 8%) of certified earnings. The combination of these changes aligns our retirement plans with general market practices.

Perquisites

We have discontinued all material perquisites to all Executive Officers, including Named Executive Officers, with the exception of some limited use of our Company plane by the CEO, relocation expense reimbursement and minimal amounts of reimbursement for gas for personal travel. Executive Officers do not receive any gross-up adjustments related to income tax for perquisites. The only exceptions are tax reimbursements provided to all employees who participate in our relocation program.

Executive and Director Share Ownership Guidelines

To emphasize the importance of linking Executive Officers’, Directors’, and shareholders’ interests, we have established guidelines that require all Executive Officers and Directors to own a minimum number of Bemis shares. Our share ownership requirement for the CEO is a market value equal to five times the CEO’s annual base salary. Our share ownership requirement for all other Executive Officers is a market value equal to three times the annual base salary.

For 2013, we increased the share requirement for Directors from three times to four times their annual cash retainer to better align with external market practices. Each Executive Officer and Director is expected to achieve the ownership target within five years from the date of election as an Executive Officer or Director. All Named Executive Officers and Directors already meet the guidelines or are on track to meet the guidelines within the specified time.

BEMIS COMPANY - 2014 Proxy Statement	27

Back to Contents

Each Executive Officer is required to hold, for a period of not less than three years from the date of share acquisition, one-half of the net number of shares issued pursuant to our equity compensation plans. These restrictions expire after the three-year period or upon termination or retirement. In addition, Executive Officers and Directors are prohibited by our Securities Trading and Information Disclosure Policy from hedging or pledging their shares.

Change of Control Agreements (Management Agreements)

We have management agreements with all Executive Officers to ensure retention and action in the best interests of the shareholders in the event of a change of control. The agreements provide benefits upon a change of control event and subsequent termination. The determination of the amount of payment(s) and benefits for the Named Executive Officers in the event of a change in control for either agreement is described in the footnotes on the Potential Payments Upon Termination Table. The amounts are formula based and are paid only in the event of a change of control and where the Named Executive Officer is not retained in the position he/she had prior to the event (i.e., double-trigger).

The Company has been using management agreements historically in order to attract talented individuals and encourage retention of such individuals. However, these agreements stand on their own and do not affect decisions regarding other compensation elements. In 2008, these agreements were revised for all incoming Executive Officers. All agreements entered into following such revisions provide for two years of payments (versus the previous management agreements that provided for three years of payments), and eliminate the grant of additional restricted share unit awards. In addition, effective January 1, 2009, the Committee eliminated the Internal Revenue Code Section 280G excise tax gross-up adjustments from payments due under new Management Agreements. These changes were approved by the Committee in order to provide equitable and competitive benefits based on the Committee’s assessment of general market practices for similar arrangements.

Please see the “Management Agreements” section in this proxy statement.

Risk Assessment

The Committee periodically conducts a compensation risk management assessment of company-wide incentive practices. During such assessment, Towers Watson is engaged to conduct a study to assess several areas of potential executive compensation risk. The Committee has concluded that the risk associated with compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. No changes were made to our executive compensation program in 2013 that would materially impact the risk assessment.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) requires that we meet specific criteria, including shareholder approval of certain share and bonus plans, in order to deduct compensation over $1,000,000 paid to certain Named Executive Officers for federal income tax purposes. We must submit for shareholder approval certain performance-based compensation plans every five years so that certain payments under those plans may be tax-deductible to us. Shareholder approval must also be obtained to preserve the deductibility following changes to certain key provisions of those performance-based plans, including increases in the maximum amount of compensation payable to any employee under the plan. In 2009, our shareholders reapproved the Bemis Executive Officer Performance Plan, and a similar reapproval is proposed for the 2014 annual meeting. Also in 2009, our shareholders approved the performance metrics under the Bemis Company, Inc. 2007 Stock Incentive Plan, and approval of a new Bemis Company, Inc. 2014 Stock Incentive Plan is proposed for the 2014 annual meeting. The Committee intends that certain awards made under these plans will generally be deductible to us. The Committee believes that our compensation programs, both annual and long-term, are in the Company’s best interests and in the best interests of our shareholders. While the Committee will continue to employ compensation programs which are structured to permit tax savings for us, it is possible that components of certain executive compensation program awards may not be tax-deductible to the Company when the Committee determines that payment of the awards is otherwise necessary to achieve our compensation objectives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation Committee

David S. Haffner, Chair

Barbara L. Johnson

William L. Mansfield

Edward N. Perry

BEMIS COMPANY - 2014 Proxy Statement	28

Back to Contents

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2013

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
			(1)	(2)	(3)	(4)
Henry J. Theisen,	2013	1,030,000	4,251,008	971,151	1,480,171	19,029	7,751,359
Chairman, President and Chief Executive	2012	1,000,000	3,306,988	1,380,500	2,137,929	20,101	7,845,518
Officer	2011	1,000,000	3,391,472	584,430	4,485,230	13,822	9,474,954
Scott B. Ullem,	2013	515,000	903,923	286,931		34,001	1,739,855
Former Vice President and Chief Financial	2012	500,000	909,418	407,875		28,033	1,845,326
Officer	2011	500,000	932,671	172,673		376,158	1,981,502
Jerry S. Krempa,	2013	290,000	308,512	99,429	5,625	23,024	726,590
Vice President, Controller and Interim
Principal Financial Officer

William F. Austen,	2013	502,000	881,109	279,688	606,692	34,945	2,304,435
Executive Vice President and Chief	2012	487,000	885,798	397,270	870,483	18,623	2,659,174
Operating Officer	2011	487,000	908,405	168,183	1,114,261	17,083	2,694,932
James W. Ransom, Jr.,	2013	495,000	868,820	275,788	17,910	34,413	1,691,931
Senior Vice President and President -	2012	450,833	782,141	367,766	47,047	22,181	1,669,968
Bemis North America	2011	430,000	802,061	148,498	72,519	16,712	1,469,790
Sheri H. Edison,	2013	430,000	663,286	221,145		30,051	1,344,482
Vice President, General Counsel and	2012	400,000	595,260	276,100		18,014	1,289,374
Secretary	2011	400,000	520,064	116,886		14,519	1,051,469
(1)	Reflects the grant date fair value of share awards granted in each fiscal year, calculated in accordance with FASB ASC Topic 718. Beginning in 2009, both time-based and performance-based share units were granted. Time-based share units and performance-based share units vest after a three-year period. Time-based grants provided prior to 2013, had a five-year vesting period. Time-based share units are valued at the number of units awarded multiplied by the grant date closing price. Performance-based share units are valued at the number of shares expected to vest based on the probable outcome pursuant to FASB ASC Topic 718, multiplied by the grant date closing price. Assuming that the performance-based share units vest at the maximum performance level, the grant date fair value of the 2013 performance-based share units at the grant date using the 12/31/12 share price of $33.46 would be: Mr. Theisen-$4,027,714; Mr. Ullem-$856,442; Mr. Krempa-$292,307; Mr. Austen-$834,827; Mr. Ransom-$823,183; and Ms. Edison-$628,446.

(2)	The amounts in this column reflect cash awards paid under the BEOPP, which is discussed in further detail in the Compensation Discussion and Analysis.

(3)	The amounts in this column reflect the actuarial increase in the present value of the Named Executive Officers benefits under all established pension plans. Interest rate and mortality rate assumptions used are consistent with those shown in our financial statements. See Pension Benefits for more detailed information.

(4)	The amounts in this column include a sum of All Other Compensation as described on the next page:

BEMIS COMPANY - 2014 Proxy Statement	29

Back to Contents

All Other Compensation

Name	Year	401(k) Match BIIP ($)	Profit Sharing Contribution BIPSP ($)	Life Insurance ($)	Perquisites ($)	Total ($)
		(a)	(b)
Henry J. Theisen	2013	6,375		7,524	5,130	19,029
Scott B. Ullem(c)	2013	5,650	25,750	837	1,764	34,001
Jerry S. Krempa	2013	6,375	14,500	662	1,487	23,024
William F. Austen	2013	6,375	25,100	2,368	1,102	34,945
James W. Ransom, Jr.	2013	6,375	24,750	1,258	2,030	34,413
Sheri H. Edison	2013	6,375	21,500	1,961	215	30,051

(a)	The Bemis Investment Incentive Plan (BIIP) 401(k) is available to all eligible salaried and non-union hourly employees, including all Executive Officers. Participants contribute by making pre-tax employee contributions that are then matched by the Company in Bemis shares. The match is 50% of the first 2% of employee contributions and then a 25% match on any contributions above 2% up to an 8% maximum match.

(b)	The Bemis Investment Profit Sharing Plan (BIPSP) is available to all eligible salaried and non-union hourly employees who are not grandfathered in the Bemis Defined Benefit Retirement Plans. Mr. Theisen is grandfathered in the Bemis Defined Benefit Retirement Plan, however this plan was frozen on 12/31/13. As such, Mr. Theisen will become eligible for the BIPSP in 2014. To qualify for participation, the employee must meet all eligibility requirements and regularly contribute to the plan at a minimum of 3% of covered pay for the entire year. The amounts shown represent contributions made in 2014 for 2013 performance.

(c)	Mr. Ullem resigned as an employee effective 12/31/2013.

BEMIS COMPANY - 2014 Proxy Statement	30

Back to Contents

Grants of Plan Based Awards in 2013

		Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	Grant Date
Name	Eff Grant Date	(Approval) Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Number of Shares of Stock Units (#)	Fair Market Value ($)
				(1)	(1)		(2)		(2)	(3)
Henry J. Theisen	01/02/13	10/31/12							60,187	2,013,857
	01/02/13	10/31/12				30,094	60,187	120,374		2,237,151
			424,875	1,133,000	2,163,000
Scott B. Ullem(4)	01/02/13	10/31/12							12,798	428,221
	01/02/13	10/31/12				6,399	12,798	25,596		475,702
			125,531	334,750	669,500
Jerry S. Krempa	01/02/13	10/31/12							4,368	146,153
	01/02/13	10/31/12				2,184	4,368	8,736		162,359
			43,500	116,000	232,000
William F. Austen	01/02/13	10/31/12							12,475	417,414
	01/02/13	10/31/12				6,238	12,475	24,950		463,696
			122,363	326,300	652,600
James W. Ransom, Jr.	01/02/13	10/31/12							12,301	411,591
	01/02/13	10/31/12				6,151	12,301	24,602		457,228
			120,656	321,750	643,500
Sheri H. Edison	01/02/13	10/31/12							9,391	314,223
	01/02/13	10/31/12				4,696	9,391	18,782		349,063
			96,750	258,000	516,000
(1)	The Bemis Executive Officer Performance Plan (BEOPP) is an annual, non-equity cash incentive program. The BEOPP provides guidelines for the calculation of annual non-equity incentive based compensation, subject to the Committee’s oversight and approval. The short-term, non-equity incentive plan’s measurement for payout is the increase in adjusted earnings per share over the previous year and ROIC results against target. Each Named Executive Officer has a target award opportunity that is assigned as a percentage of annual base pay. These annual target awards range from 40% of annual base pay to 110% of annual base pay (as determined by the Committee). This target award is subsequently equally adjusted by Adjusted EPS performance, utilizing a performance scale and equally adjusted by ROIC performance, utilizing a performance scale (see BEOPP Funding Scale in Compensation Discussion and Analysis). This annual payout is determined by comparing Adjusted EPS year-over-year increase percent against the performance scale and ROIC result against the performance scale (see BEOPP Funding Scales in Compensation Discussion and Analysis). The maximum payout under this plan is two times the target award or the plan maximum of 210% of annual base pay.

(2)	The Restricted Stock Award Plan provides for issuance of restricted equity units to all Executive Officers and other key employees, including the Named Executive Officers. For all Executive Officers, beginning in 2009, the Committee provided both time-based and performance-based annual share units. Time-based share units vest after a three-year period, subject to accelerated vesting for retirement eligible participants, and performance-based share units vest after a three-year period. The Committee uses a formula tied to base salary to set the number of share units awarded annually. The share price used to determine the number of both time-based and performance-based share units was the average closing share price for the last 20 trading days of December 2012, or $33.20. The maximum payout for the performance-based share units is two times the target for achieving 75% of TSR in comparison to the TSR Comparator Group while achieving 25% of TSR in comparison to the TSR Comparator Group yields a 50% payout. Below 25% achievement yields no payout.

(3)	Grant date fair market value for the time-based share units is the number of units, multiplied by the closing market price on 12/31/12, which was $33.46. Grant date fair market value for the performance-based share units is the number of shares expected to vest based on the probable outcome determined in accordance with FASB ASC Topic 718, multiplied by the grant date closing price.

(4)	Mr. Ullem resigned as an employee effective 12/31/2013.

BEMIS COMPANY - 2014 Proxy Statement	31

Back to Contents

Outstanding Equity Awards at 2013 Fiscal Year End

	Stock Awards
		(1)	(2)		(1)	(2)
		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name		(#)	($)		(#)	($)
Henry J. Theisen(9)	(3)
	(4)
	(5)			(7)	50,822	2,081,669
	(6)			(8)	60,187	2,465,260
Scott B. Ullem(10)	(3)
	(4)
	(5)			(7)
	(6)			(8)
Jerry S. Krempa	(3)	10,000	409,600
	(4)	2,612	106,988
	(5)	4,236	173,507	(7)	4,236	173,507
	(6)	4,368	178,913	(8)	4,368	178,913
William F. Austen(11)	(3)	2,921	119,644
	(4)	4,896	200,540
	(5)	8,168	334,561	(7)	13,613	557,588
	(6)	8,317	340,664	(8)	12,475	510,976
James W. Ransom, Jr.	(3)	10,984	449,905
	(4)	10,808	442,696
	(5)	12,020	492,339	(7)	12,020	492,339
	(6)	12,301	503,849	(8)	12,301	503,849
Sheri H. Edison(11)	(3)	1,842	75,448
	(4)	2,803	114,811
	(5)	5,488	224,788	(7)	9,148	374,702
	(6)	6,261	256,451	(8)	9,391	384,655
(1)	For all Executive Officers, the Committee provides annual grants of time-based share units and performance-based share units that vest after a three-year period. Time-based grants provided prior to 2013, had a five-year vesting period. All time-based share units are subject to accelerated vesting for retirement eligible participants. The performance-based share units will vest on 12/31/2014 and 12/31/2015 respectively, based on our TSR performance relative to our TSR Comparator Group, but are not subject to accelerated vesting for retirement eligible participants. Dividend equivalents are accrued and paid out when the share units fully vest.

(2)	Market value of share units is determined by multiplying the number of units by the 12/31/2013 Bemis closing share price of $40.96.

(3)	Number of time-based share units awarded on 1/1/2010. The units will vest on 12/31/2014, subject to accelerated vesting for retirement eligible participants. For Mr. Krempa, number of time-based units granted on 1/1/2010 and will vest on 12/31/2015. For Ms. Edison, number of time-based units awarded on 6/15/2010 and will vest on 6/14/2015.

(4)	Number of time-based share units awarded on 1/3/2011. The units will vest on 12/31/2015, subject to accelerated vesting for retirement eligible participants.

(5)	Number of time-based share units awarded on 1/3/2012. The units will vest on 12/31/2016, subject to accelerated vesting for retirement eligible participants.

(6)	Number of time-based share units awarded on 1/2/2013. The units will vest on 12/31/2015, subject to accelerated vesting for retirement eligible participants.

(7)	Number of performance-based share units awarded on 1/3/2012 that would be earned based on achieving target level of performance.

(8)	Number of performance-based share units awarded on 1/3/2013 that would be earned based on achieving target level of performance.

(9)	Mr. Theisen was subject to the accelerated vesting provisions in 2013 due to reaching applicable retirement age. All time-based share units are fully vested which include previously unvested units from: 2010 - 18,565 units, 2011 - 27,421 units, 2012 - 40,658 units and 2013 - 60,187 units for a total of 146,831 time-based share units.

(10)	Mr. Ullem resigned as an employee on 12/31/2013; therefore, he forfeited all outstanding unvested time-based and performance-based share units.

(11)	Mr. Austen and Ms. Edison were subject to the accelerated vesting provisions in 2013 due to reaching applicable retirement age.

BEMIS COMPANY - 2014 Proxy Statement	32

Back to Contents

Option Exercises and Stock Vested in 2013

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
		(1)			(2)
Henry J. Theisen				146,831		6,014,198	(3)
				44,336		1,816,003	(4)
Scott B. Ullem(5)				25,000		956,000	(6)
				13,681		560,374	(4)
Jerry S. Krempa
William F. Austen				28,631		1,172,726	(3)
				13,985		572,826	(4)
James W. Ransom, Jr.				6,891		282,255	(4)
Sheri H. Edison				7,662		313,836	(3)

(1)	There are no options issued or outstanding for any Executive Officer.

(2)	The figures represent the number of shares that vested in 2013 for each Named Executive Officer. For Mr. Theisen, share units vest at the rate of 1/60th per month until age 60 and beginning with the 2013 grant, 1/36th per month, when all units are vested, with the exception of the performance-based units which are not subject to accelerated vesting. For all other Executive Officers, starting at age 55, share units vest at the rate of 1/60th per month and beginning with the 2013 grant, 1/36th per month, with the exception of performance-based units which are not subject to accelerated vesting.

(3)	Share units vested during 2013 but not yet distributed (distribution will occur upon retirement or at the end of the grant term, whichever occurs first), to the Named Executive Officer. Dollar amount represents the share closing price on the date of vesting, $40.96, multiplied by the number of units vested.

(4)	Time-based share units vested during 2013 and distributed on 1/2/2014 to the Named Executive Officer. Dollar amount represents the share closing price on the date of vesting, $40.96, multiplied by the number of units vested.

(5)	Mr. Ullem resigned as an employee effective 12/31/2013.

(6)	Time-based share units vested 10/5/13 and distributed on 10/7/2013 to Mr. Ullem. Dollar amount represents the share closing price on the date of vesting, $38.24, multiplied by the number of units vested.

2013 Non-Qualified Deferred Compensation

Officers	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Henry J. Theisen
Scott B. Ullem(1)
Jerry S. Krempa
William F. Austen
James W. Ransom, Jr.			27,713		225,717
Sheri H. Edison

Deferred compensation shown above was provided under the terms of the Bemis Long-Term Deferred Compensation Plan. The plan allows deferral of short-term cash incentives. Earnings shown include changes in the value of phantom share units, the reinvestment of related dividend equivalents, and interest credited at a rate equal to the prime rate as of the beginning of the year, compounded on a quarterly basis.

(1)	Mr. Ullem resigned as an employee effective 12/31/2013.

BEMIS COMPANY - 2014 Proxy Statement	33

Back to Contents

2013 Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under each of the Retirement Plans and Supplemental Retirement Plans, determined using interest rate and mortality rate assumptions described below. The pension plans included in this table are frozen as of December 31, 2013.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
	(1) (2)		(3)
Henry J. Theisen	Bemis Retirement Plan (BRP)	37.96	1,594,868
	Bemis Supplemental Retirement Plan (Supplemental Plan)	37.96	14,976,231
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)	37.96	2,754,606
	TOTAL		19,325,705
Scott B. Ullem(4)(5)	Bemis Retirement Plan (BRP)
	Bemis Supplemental Retirement Plan (Supplemental Plan)
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)
	TOTAL
Jerry S. Krempa	Bemis Retirement Plan (BRP)	7.69	163,326
	Bemis Supplemental Retirement Plan (Supplemental Plan)	7.69	92,980
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)	-	-
	TOTAL		256,306
William F. Austen	Bemis Retirement Plan (BRP)	5.80	158,759
	Bemis Supplemental Retirement Plan (Supplemental Plan)	5.80	615,625
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)	13.80	3,776,489
	TOTAL		4,550,873
James W. Ransom, Jr.	Bemis Retirement Plan (BRP)	3.12	66,265
	Bemis Supplemental Retirement Plan (Supplemental Plan)	3.12	189,741
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)	-	-
	TOTAL		256,006
Sheri H. Edison(4)	Bemis Retirement Plan (BRP)
	Bemis Supplemental Retirement Plan (Supplemental Plan)
	Bemis Supplemental Retirement Plan for Senior Officers (SERP)
	TOTAL

Key Assumptions(3)	12/31/2013	12/31/2012
Discount Rate	5.00%	4.00%
Expected Retirement Age	Earliest unreduced age	Earliest unreduced age
Pre-Retirement Decrements	None	None
Post-Retirement Mortality	RP 2000 Projected from 2000 to 2018	RP 2000 Projected from 2000 to 2017
Form of Payment
BRP	Single Life Annuity	Single Life Annuity
Supplemental	Lump Sum	Lump Sum
SERP	Lump Sum	Lump Sum
Lump Sum Assumptions
Interest	3.00%	3.00%
Mortality	IRS 2013 Applicable Mortality Table	IRS 2012 Applicable Mortality Table
(1)	Bemis Retirement Plan (BRP) and Bemis Supplemental Retirement Plan (Supplemental Plan) - Both the BRP and the Supplemental Plan are non-contributory defined benefit plans with an offset for Social Security, which provide benefits determined primarily by final average salary and years of service. Final average salary is determined by using the highest five consecutive years of earnings out of the last fifteen. Eligible earnings include regular annual base compensation plus any annual non-equity cash incentive earned. The benefit formula is 50% of the final average salary, less 50% of the estimated Social Security benefit. Benefits are generally accrued over a 30-year period. The Supplemental Plan is a non-qualified defined benefit “excess” plan that provides an additional benefit which would have been provided under the BRP but for the limitations imposed by IRC Section 415 (maximum benefits) and IRC Section 401(a)(17) (maximum compensation). The provisions of the Supplemental Plan generally mirror the BRP, except the Supplemental Plan provides for a present value lump sum payment option, while the BRP does not. The Named Executive Officers that meet the eligibility requirements for early retirement as of December 31, 2013 are Mr. Theisen and Mr. Austen. Early retirement eligibility is age 55 with 10 years of service. The early retirement benefit equals the normal retirement benefit, reduced by 2% each year from age 65 to age 62, then reduced 4% each year to age 55. In addition, a Social Security supplement is payable from early retirement until age 65. The BRP and Supplemental Plans were frozen as of December 31, 2013; therefore, no additional benefits will be earned under these plans after December 31, 2013.

(2)	Similar to the BRP and Supplemental Plan, the total benefits under the Bemis Supplemental Retirement Plan for Senior Officers (SERP) is 50% of final average earnings, less 50% of the estimated Social Security benefit, then offset by the BRP and Supplemental Plan benefit amounts. However, unlike the BRP and the Supplemental Plan, benefits under the SERP accrue over a 20-year period. In addition, final average earnings are calculated using the highest five years during the last 15, whether or not they are consecutive. The only Named Executive Officer who meets the eligibility requirements for early retirement as of December 31, 2013 is Mr. Theisen. Benefits under the SERP vest upon attainment of age 50 with 20 years of service, or when combined age and service totals 75 or more. The early retirement eligibility is the same as the vesting eligibility notes above, except that the senior officer cannot commence payment prior to age 55. The SERP has no early retirement reductions and a present value lump sum form of payment is offered. The SERP was frozen as of December 31, 2013; therefore, no additional benefits will be earned under this plan after December 31, 2013.

(3)	All assumptions used to calculate the present value of accumulated benefits under the BRP, Supplemental Plan and the SERP, are the same as those used in our financial statements as of December 31, 2013, except for the assumed retirement age. The assumed retirement age has been changed to reflect the earliest unreduced age under the SERP. Lump sums under the Supplemental Plan and the SERP were calculated assuming a 3% lump sum interest rate and the IRS 2013 Applicable Mortality Table.

(4)	Any employee hired after January 1, 2005, is not eligible to participate in any of the Bemis Defined Benefit Retirement Programs.

(5)	Mr. Ullem resigned as an employee effective 12/31/2013.

BEMIS COMPANY - 2014 Proxy Statement	34

Back to Contents

2013 Director Compensation

Director compensation is approved by the Compensation Committee. The Committee determines appropriate pay levels using the expertise and data supplied by Towers Watson. The components of Director pay include cash or shares in lieu of cash, share awards, and an additional cash payment for Directors who serve as chairs on the various committees. For 2013, annual board compensation is as follows: $85,000 and share awards valued at $90,000. In addition, the committee chairs received a payment of cash or shares in lieu of cash in the amount of $15,000. Former Director Bolton received $200,000 and share awards valued at $200,000 for services as Chairman of the Board. Director Manganello received an additional $40,000 annual fee for services as independent Lead Director.

Annual board compensation for 2014 has been approved as follows: $85,000 and share awards valued at $90,000. In addition, the committee chairs will receive a payment of cash or shares in lieu of cash in the amount of $15,000. Director Manganello will receive an additional $40,000 annual fee for services as independent Lead Director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Perquisites ($)(2)	Total ($)
William J. Bolton (3)	152,084	200,000		1,688	353,772
Ronald J. Floto	85,000	90,000		1,102	176,102
David S. Haffner	100,000	90,000		1,460	191,460
Barbara L. Johnson	85,000	90,000			175,000
Timothy M. Manganello (4) (5)		199,167		1,102	200,269
William L. Mansfield (5)		175,000		2,951	177,951
Roger D. O’Shaughnessy (6) (5)		118,334		551	118,885
Paul S. Peercy	85,000	90,000			175,000
Edward N. Perry	85,000	90,000		1,102	176,102
David T. Szczupak	85,000	45,000	[7]	394	130,394
Holly A. Van Deursen (8)	91,250	90,000		816	182,066
Philip G. Weaver	100,000	90,000		1,361	191,361
(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (2,297 shares multiplied by the stock closing price on 5/2/13 or $39.19 = $90,000 and for Director Bolton, 5,104 shares multiplied by $39.19 = $200,000), plus any additional amounts awarded due to an election to receive fees in the form of Bemis shares in lieu of cash.

(2)	Perquisites for spousal travel to the February 2013 Board meeting.

(3)	Director Bolton resigned as Chairman of the Board on 7/31/2013 and resigned from the Board on 2/6/2014. The portion of his Chairman of the Board and annual retainer pay was prorated accordingly.

(4)	Director Manganello was elected as Independent Lead Director on 7/31/2013 and previously had served as Chair of the Nominating & Corporate Governance Committee through 7/31/2013. The portion of his independent Lead Director compensation and chair committee compensation was prorated.

(5)	Directors Manganello, Mansfield, and O’Shaughnessy elected to receive their entire annual retainer and chair fees, if any, in the form of Bemis shares in lieu of cash.

(6)	Director O’Shaughnessy retired from the Board on 5/2/2013. The portion of his annual retainer was prorated.

(7)	Director Szczupak joined the Board of Directors on 11/1/2012. The portion of his annual stock compensation was prorated.

(8)	Director Van Deursen was appointed Chair of the Nominating & Corporate Governance Committee on 7/31/2013. The portion of her chair committee compensation was prorated.

Potential Payments upon Termination, Including Following Change of Control, for 2013

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled to upon termination of employment, including following a change of control. Except for certain terminations following a change of control of the Company as described below, there are no other agreements, arrangements or plans that entitle Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating Executive Officer (other than following a change of control) would be at the discretion of the Compensation Committee.

BEMIS COMPANY - 2014 Proxy Statement	35

Back to Contents

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT, INCLUDING FOLLOWING A CHANGE OF CONTROL

Named Executive	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/ Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Adjustment ($)
			(1)		(2)
Henry J. Theisen	Death				4,546,929
	Disability				4,546,929
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(3) Involuntary or constructive
	termination after change of control	14,610,229		90,750	4,546,929	7,298,757
Scott B. Ullem (4)	Death
	Disability
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	Involuntary or constructive
	termination after change of control
Jerry S. Krempa	Death				1,221,427
	Disability				1,221,427
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(5) Involuntary or constructive
	termination after change of control	1,017,550		60,500	1,221,427
William F. Austen	Death				2,063,974
	Disability				2,063,974
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(6) Involuntary or constructive
	termination after change of control	3,739,665		90,750	2,063,974	2,166,538
James W. Ransom, Jr.	Death				2,884,977
	Disability				2,884,977
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(6) Involuntary or constructive
	termination after change of control	3,270,675		90,750	2,884,977	1,933,667
Sheri H. Edison	Death				1,430,856
	Disability				1,430,856
	Voluntary termination
	Voluntary retirement
	Involuntary termination
	Involuntary termination for cause
	(5) Involuntary or constructive
	termination after change of control	1,670,200		60,500	1,430,856

(1)	Vested pension benefits, if any, for the Named Executive Officers are not listed in this table because they are already provided under Pension Benefits.

(2)	The Acceleration and Continuation of Equity Awards column for an involuntary or constructive termination after change of control includes the value of all currently non-vested equity units outstanding from the Outstanding Equity Awards Table, including both time and performance-based awards.

(3)	Involuntary or constructive termination after change of control: provides salary, bonus, non-vested equity units outstanding, and cash value equal to 2013 restricted shared units and an excise tax adjustment. The cash column represents three (3) times the annual base salary and three (3) times the highest bonus paid, a cash payment equal to the value of the 2013 restricted share awards made to the Named Executive Officer and three (3) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $90,750 in estimated health, welfare and life insurance cost for a three (3) year period.

BEMIS COMPANY - 2014 Proxy Statement	36

Back to Contents
(4)	Mr. Ullem resigned as an employee effective 12/31/2013.

(5)	Involuntary or constructive termination after change of control: provides salary, bonus and non-vested equity units outstanding (no tax gross-up due to elimination of this benefit as of 1/1/2009). The cash column represents two (2) times the annual base salary and two (2) times the highest bonus paid and two (2) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $60,500 in estimated health, welfare and life insurance cost for a two (2) year period.

(6)	Involuntary or constructive termination after change of control: provides salary, bonus, non-vested equity units outstanding, and an excise tax adjustment. The cash column represents three (3) times the annual base salary and three (3) times the highest bonus paid to the Named Executive Officers and three (3) times the benefit costs calculated at 30 percent of base pay. The continuation of medical/welfare benefits column represents $90,750 in estimated health, welfare and life insurance cost for a three (3) year period.

MANAGEMENT AGREEMENTS

We have Management Agreements (“Agreements”) with Mr. Theisen and the other Executive Officers that become effective only upon a change of control event. A change of control event is deemed to have occurred if any person acquires or becomes a beneficial owner, directly or indirectly, of our securities representing 20 percent or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of Directors, or 20 percent or more of the then outstanding shares of our Common Stock. If, in connection with a change of control event, an Executive Officer is terminated involuntarily or constructively involuntarily terminated, such Executive Officer will be entitled:

(a)	to immediately receive from us or our successor, a lump-sum cash payment in an amount equal to three times (or two times for Executive Officers elected in 2008 or later) the sum of (1) the executive’s annual salary for the previous year, or, if higher, the executive’s annual salary in effect immediately prior to the change of control event; (2) the executive’s target bonus for the current year, or, if higher, the highest annual bonus received by the executive during the previous five years; and (3) the estimated value of fringe benefits and perquisites;

(b)	to immediately receive from us or our successor (for Executive Officers elected before 2007), a lump-sum cash payment in an amount equal to the executive’s most recent annual grant of equity units multiplied by the value of a share of our common stock on the day immediately prior to the change of control event; and

(c)	for three years (or two years for Executive Officers elected in 2008 or later) after the “Involuntary Termination” or “Constructive Involuntary Termination”, to participate in any health, disability, and life insurance plan or program in which the executive was entitled to participate immediately prior to the change of control event; but notwithstanding anything to the contrary above, the executive will not be entitled to benefits under subparagraphs (a), (b) or (c) above for any time following the executive’s sixty-fifth (65th) birthday.

For purposes of the Agreements, “Involuntary Termination” means a termination by us of the executive’s employment that is not a termination for “Cause” and that is not on account of the death or disability of the executive.

“Constructive Involuntary Termination” means any of the following events: (1) reduction of the executive’s title, duties, responsibilities, or authority, other than for Cause or disability; (2) reduction of the executive’s annual base salary; (3) reduction of the aggregate benefits under our pension, profit sharing, retirement, life insurance, medical, health and accident, disability, bonus and incentive plans, and other employee benefit plans and arrangements or reduction of the number of paid vacation days to which the executive is entitled; (4) we fail to obtain assumption of the Agreement by any successor; (5) we require the executive to perform his primary duties at a location that is more than 25 miles further from his primary residence than the location at which he performs his primary duties on the effective date of the Agreement; or (6) a termination of employment with us by the executive after any of the other occurrences listed.

“Cause” means, and is limited to, (1) willful and gross neglect of duties by the executive that has not been substantially corrected within 30 days after his receipt from us of written notice describing the neglect and the steps necessary to substantially correct it, or (2) an act or acts committed by the executive constituting a felony and substantially detrimental to us or our reputation.

In 2008, new Management Agreements were approved for all incoming Executive Officers. These agreements provide for two (2) years of payments (versus the previously executed Management Agreements that provide for three (3) years of payments) and provide no additional payments for any restricted share unit awards.

Effective January 1, 2009, the Compensation Committee eliminated the Internal Revenue Code Section 280G excise tax adjustments from payments due under new Management Agreements.

BEMIS COMPANY - 2014 Proxy Statement	37

Back to Contents

REPORT OF AUDIT COMMITTEE

The Company’s Audit Committee is composed of five independent non-employee directors. It is responsible for overseeing the Company’s financial reporting and the Company’s controls regarding accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the Company’s Director of Internal Audit and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Company’s Director of Internal Audit and PricewaterhouseCoopers have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to the Company’s Director of Internal Audit and PricewaterhouseCoopers. The Committee meets privately with the Director of Internal Audit and with PricewaterhouseCoopers at least four times a year.

Specifically, the Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2013 with the Company’s management; (ii) met and discussed the financial statements and related issues with senior management and the Company’s Director of Internal Audit (iii) met and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iv) received the written notice from PricewaterhouseCoopers regarding their independence. In addition, while the Audit Committee is given responsibility to review and approve related person policy transactions in accordance with the Related Persons Transaction Policy, there were no such transactions to review and approve for the fiscal year ending December 31, 2013.

Independent Registered Public Accountant Fees

The following table presents aggregate fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company’s annual financial statements for the years ended December 31, 2013 and 2012, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	2013	2012
Audit Fees(1)	$3,790,659	$3,749,003
Audit-Related Fees(2)	402,633	131,416
Tax Fees(3)	141,911	166,904
Other Fees(4)	3,600	7,340
TOTAL FEES	$4,338,803	$4,054,663
(1)	Audit Fees – These are fees for professional services performed by PricewaterhouseCoopers for the integrated audits of the Company’s annual financial statements and reviews of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees – These are fees for the assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company’s financial statements, including due diligence projects.

(3)	Tax Fees – These are fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning. This includes review and/or preparation of certain foreign tax returns and tax consulting.

(4)	Other Fees – These are software license fees for automated disclosure checklist and accounting research tool.

The Audit Committee approved all audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm in accordance with its policy, prior to management engaging the auditor for that purpose. The Committee’s current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Company’s independent registered public accounting firm. In making its recommendation to appoint PricewaterhouseCoopers as the Company’s independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers is compatible with maintaining that firm’s independence.

Based on the Committees’ review and discussions with senior management, the Director of Internal Audit and PricewaterhouseCoopers referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

The Audit Committee

Philip G. Weaver, Chair and Financial Expert

Ronald T. Floto

Paul S. Peercy

David T. Szczupak

Holly A. Van Deursen

BEMIS COMPANY - 2014 Proxy Statement	38

Back to Contents
PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm (“auditor”) for the year ending December 31, 2014. While Missouri law, our Restated Articles of Incorporation, and our Amended By-Laws do not require submission to the shareholders the question of appointment of auditors, it has been the policy of our Board of Directors since 1968 to submit the matter for shareholder consideration in recognition that the basic responsibility of the auditors is to the shareholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as our auditor for many years. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

The Audit Committee recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)

As required by the rules of the Securities and Exchange Commission, our shareholders provide an annual, advisory, non-binding vote on the compensation of our Named Executive Officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are vital to our success. Our compensation policies and practices were designed based upon a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. Please read the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the 2013 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our named executive officers and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:

“RESOLVED, that Bemis’ shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Bemis’ Proxy Statement for the 2014 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay Vote is advisory, and therefore not binding on Bemis, the Compensation Committee or our Board of Directors. However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers.

BEMIS COMPANY - 2014 Proxy Statement	39

Back to Contents
PROPOSAL 4	PROPOSAL TO REAPPROVE THE BEMIS EXECUTIVE OFFICER PERFORMANCE PLAN, AS AMENDED

Introduction

The Bemis Company, Inc. 1997 Executive Officer Performance Plan (the “BEOPP”) was initially approved by the shareholders in 1997 and was reapproved by the shareholders in 2002, 2005 and 2009. The Board of Directors recommends reapproval of the BEOPP in the form attached as Exhibit A to this proxy statement.

The BEOPP is an annual bonus plan designed to allow us to deduct bonus payments paid to our Executive Officers to the greatest extent permitted by the Internal Revenue Code (the “Code”). Under the BEOPP, certain Executive Officers may be selected by the Compensation Committee (the “Committee”) to receive their bonus incentive compensation based upon our achievement of pre-established performance goals. The BEOPP is designed to comply with Section 162(m) of the Code. That section denies deductions to us for compensation in excess of $1,000,000 paid to any Named Executive Officer (other than the Chief Financial Officer), except to the extent that such compensation was performance-based and the performance criteria was approved by our shareholders. Code Section 162(m) requires that shareholders reapprove the material terms of the BEOPP every five years to retain deductibility of certain compensation paid under the plan. Approval of the BEOPP by the shareholders is a condition to the receipt by participants of any future payments under the plan.

The BEOPP as proposed to be reapproved is identical to the BEOPP as last approved by the shareholders in 2009 except that “operating profit” is added to the list of possible performance criteria and wording is added to clarify that if a participant terminates employment during a performance period for any reason other than death or disability, his or her award for that performance period will be forfeited. (Following termination due to death or disability, a prorated portion of the target award will be payable.)

The following is a summary of the material terms of the BEOPP.

Administration

The Committee administers the BEOPP and selects participants from among our Executive Officers. The BEOPP provides that participants will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected annually by the Committee. The terms of the BEOPP are designed to ensure that awards granted under the BEOPP will qualify as performance-based compensation under Section 162(m) of the Code, and the Committee intends to administer such awards so as to qualify as performance-based compensation.

Eligible Employees

All of our Executive Officers, as defined by SEC rules, are eligible to participate in the BEOPP. We currently have eight executive officers.

Performance Targets

The performance targets will consist of one or any combination of two or more of:

•	net earnings;

•	earnings before income taxes;

•	earnings before interest and income taxes;

•	operating profit;

•	earnings per share;

•	sales growth;

•	return on invested capital;

•	return on sales;

•	return on equity;

•	economic value added; and/or

•	total shareholder return.

Any targets may relate to one or any combination of corporate, group, unit, division, affiliate or individual performance.

Maximum Award

The maximum individual award under the BEOPP for any performance period may not exceed the lesser of 210 percent of the participant’s annual base salary or $3,000,000.

Award Payouts

The Committee is authorized at any time during or after a performance period, in its sole and absolute discretion, to reduce or eliminate an award payable to any participant for any reason. No reduction in an award made to any participant shall increase the amount for any other participant.

Amendment and Termination

The Board of Directors may, at any time, terminate, amend, modify or suspend the BEOPP and the terms of any award to any participant which has not been paid. No award may be granted during any suspension of the BEOPP or after its termination. Any such amendment is subject to approval of our shareholders only if such approval is necessary to maintain the BEOPP in compliance with the requirements of Code Section162(m) or any other applicable law or regulation.

Future Payments under the BEOPP

For the plan year ending December 31, 2014, the Committee has selected each of the Company’s Executive Officers as participants in the BEOPP. The actual amount payable to each of the foregoing is currently not determinable, as it will depend upon performance relative to the performance goals established by the 2014 plan year, and is subject to the Committee’s authority to reduce the ultimate payment in its discretion. For information regarding award payments made to the Named Executive Officers for the 2013 plan year, see the Non-Equity Incentive Plan Compensation table in the Summary Compensation Table on page 29.

The Board of Directors unanimously recommends a vote “FOR” reapproval of the Bemis Executive Officer Performance Plan, as amended.

BEMIS COMPANY - 2014 Proxy Statement	40

Back to Contents
PROPOSAL 5	PROPOSAL TO APPROVE THE BEMIS COMPANY, INC. 2014 STOCK INCENTIVE PLAN

Introduction

The Board of Directors recommends approval of the 2014 Stock Incentive Plan (the “2014 Plan”) in the form attached as Exhibit B to this proxy statement. The Directors believe that the Company and its shareholders have benefited substantially over the years from the use of equity awards as a means to secure, motivate and retain competent key personnel and align their interests with those of our shareholders.

Our only current equity compensation plan, the 2007 Stock Incentive Plan (“2007 Plan”), still has a substantial number of shares available for issuance. However, the Board is submitting the new 2014 Plan for shareholder approval for two primary reasons. First, Internal Revenue Service rules require that for equity unit awards to be considered “performance based” pursuant to Section 162(m) of the Code, and therefore fully deductible for purposes of federal corporate incomes taxes, the material terms of the plan must be reapproved by the shareholders every five years. The performance goals for Company grants of equity unit awards were last approved at the 2009 shareholders meeting, so reapproval is needed in 2014. Second, the 2007 Plan is scheduled to expire at the end of 2015. While a replacement plan normally would be submitted to shareholders in 2015, the Company does not anticipate requesting additional shares at that time or in the near future and, accordingly, is currently seeking an extended term.

The Board of Directors adopted the 2014 Plan on February 6, 2014, subject to approval by the shareholders. No stock options or equity units may be granted under the 2014 Plan after December 31, 2024. The principal features of the 2014 Plan are summarized below.

Key Compensation Practices

The 2014 Plan includes a number of provisions that we believe promote and reflect compensation practices that align our equity compensation arrangements with the interests of our shareholders, including the following key features:

•	No Additional Dilution. We are not requesting any additional shares for issuance under the 2014 Plan. Rather, we are seeking approval to carry over the shares that currently remain available for issuance under the 2007 Plan to this 2014 Plan. We believe that we have used the shares that were approved by shareholders for issuance under the 2007 Plan wisely and, accordingly, do not need to increase the number of shares available for our equity compensation plans.

•	Independent Administration. The Compensation Committee (the “Committee”) of our Board Directors, which consists solely of independent directors, has overall administrative authority over the 2014 Plan, and only the Committee may make awards to Executive Officers.

•	No Liberal Share Recycling. The 2014 Plan only provides for the issuance of options and equity units, and provides that any shares withheld for the purpose of paying applicable withholding taxes or to satisfy any exercise price will not again become available for issuance under the 2014 Plan.

•	No Repricing or Replacement of Underwater Options. The 2014 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options when the exercise price per share exceeds the fair market value of the underlying shares.

•	No In-the-Money Option Grants. The 2014 Plan prohibits the grant of options with an exercise price less than the fair market value of the common stock on the date of grant.

•	Dividend Restrictions. Any dividend equivalents provided on equity units will be subject to the same restrictions applicable to the underlying units.

Summary of the Plan

The 2007 Plan has 3,262,216 shares of Common Stock available for grants as of March 1, 2014. The Company anticipates these remaining shares will cover the needs of the Company for several more years. Accordingly, as indicated above, the 2014 Plan does not authorize grants of additional shares, but instead provides that shares remaining available under the 2007 Plan may be used for grants under the 2014 Plan. Upon shareholder approval of the 2014 Plan, no additional grants will be made under the 2007 Plan.

Administration

Pursuant to the terms of the 2014 Plan, the 2014 Plan will be administered by a committee of the Board of Directors consisting of not less than two independent directors who are not employees of the Company and are “outside” directors as defined in Section 162(m) of the Internal Revenue Code (the “Code”). The Compensation Committee of the Board currently meets these criteria and administers the 2014 Plan. Members of the Committee are eligible to participate in the 2014 Plan. The Committee will decide to whom and when to make grants, the number of shares to be covered by the grants and any special terms applicable to a grant. The Committee may at any time adopt rules for administering the 2014 Plan and may interpret the 2014 Plan as it deems advisable. It may amend or terminate the 2014 Plan and change its terms and conditions as it deems appropriate; provided, however, that no such amendment may, without shareholder approval, (a) increase the maximum number of shares subject to the 2014 Plan, except for adjustment to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares; (b) extend the termination date of the 2014 Plan; (c) change the class of employees eligible to receive stock options or equity units under the 2014 Plan; (d) change the types of performance goals to be used with respect to equity units which vest based on performance, or (e) make any other change that would require shareholder approval under Code Section 422 or the rules of the New York Stock Exchange. The Committee may delegate to Company management the authority to make grants to employees who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. Certain authority of the Committee under the 2014 Plan may also be exercised by the entire Board of Directors.

BEMIS COMPANY - 2014 Proxy Statement	41

Back to Contents

Shares Available for Issuance under 2014 Plan

The 2007 Plan has 3,262,216 shares of Common Stock available for grants as of March 1, 2014. The Company anticipates these remaining shares will cover the needs of the Company for several more years. Accordingly, as indicated above, the 2014 Plan does not authorize grants of additional shares, but instead provides that shares remaining available under the 2007 Plan may be used for grants under the 2014 Plan. It also provides that any shares that would return to the 2007 Plan or the 2014 Plan pursuant to an option or equity unit that lapses, expires or is forfeited or for any reason is terminated unexercised or unvested will become available for issuance again under the 2014 Plan. Upon shareholder approval of the 2014 Plan, no additional grants will be made under the 2007 Plan.

Eligible Participants

Awards may be granted to employees of the Company or any of its subsidiaries or to Directors who are not employees. As of March 1, 2014, there were approximately 19,100 employees of the Company and its subsidiaries and ten non-employee Directors.

Equity Units

The 2014 Plan permits grants of equity units payable in shares of Common Stock of the Company upon satisfaction of any applicable restrictions or conditions for payment set by the Board or Committee (“Equity Units”). The Committee has the authority to set such restrictions or conditions, not inconsistent with the provisions of the 2014 Plan, to the vesting of such Equity Units as it deems appropriate, including continuous employment by the Company or satisfaction of certain performance goals during the period of time over which Equity Units are earned or become vested.

In 2008, the Committee decided for the first time to grant equity units, the vesting of which would depend on satisfying predetermined performance goals. Section 162(m) of the Code denies deductions to us for compensation in excess of $1,000,000 paid to a Named Executive Officer (other than the Chief Financial Officer), except to the extent such compensation was performance-based and the performance criteria was approved by our shareholders. The purpose of the amendment approved by the Committee in 2008 and by the shareholders in 2009 was to make it possible for equity units granted under the 2007 Plan to be considered performance-based and therefore fully deductible under Code Section 162(m). The 2014 Plan also provides for issuance of performance-based Equity Units. The performance categories which may be used will include one or a combination of:

•	net earnings;

•	earnings before income taxes;

•	earnings before interest and income taxes;

•	operating profit;

•	earnings per share;

•	sales growth;

•	return on invested capital;

•	return on sales;

•	return on equity;

•	economic value added; and/or

•	total shareholder return.

Any such targets may relate to one or more of the Company, its subsidiaries or their divisions, groups and units.

Equity Units may include the right to receive payments from the Company equivalent to the dividends paid on the underlying stock, which dividend equivalents shall be subject to the same restrictions as the underlying stock. The 2014 Plan also provides for issuance of Equity Units which are not performance-based. Such time-based units may vest based on continuous service with the Company or attainment of a specified age.

Stock Options

Under the 2014 Plan, stock options (“incentive stock options” within the meaning of Code Section 422(b) and/or non-qualified stock options) to purchase Common Stock of the Company (“Options”), may be granted to employees of the Company or any of its subsidiaries. Non-qualified stock options may also be granted to Directors who are not also employees of the Company. Stock appreciation rights are not included under the Plan. No more than 1,500,000 shares may be granted as Options to any one individual during any calendar year.

Unless otherwise determined by the Committee at the time granted, each Option will have a term of ten years from the date of grant. Vesting and other matters relating to the administration of the Plan are under the control of the Administering Committee. The Option exercise price must be at least one hundred percent (100%) of the fair market value of the Common Stock of the Company on the date of grant. The 2014 Plan provides that once an Option is granted, it may not be repriced. The exercise price may be paid in cash or, subject to the discretion of the Committee, by tender of a broker exercise notice, previously acquired shares, attestation or by a combination of such methods. As of March 1, 2014, the fair market value of the Common Stock was $39.28 per share.

Effect of Termination of Employment

If a participant’s employment with the Company is terminated by reason of death, disability or attainment of a specified age (60 for officers and 65 for participants who are not officers), each Option held by such participant vests, and will remain exercisable for the remaining term of the Option. However, the Committee may, as part of the grant, impose an alternative expiration date. Upon termination of employment due to death or disability, all Equity Units held by a participant will vest and become payable.

If an officer who is 55 or older or any other participant who is 65 or older terminates employment, a certain number of Equity Units held by such participant will vest and be payable based upon the portion of the performance period during which the individual remained a Company employee. The remaining Equity Units will be forfeited unless otherwise determined by the Committee. The number of shares distributed with respect to vested Equity Units will depend on the extent to which the performance goals were achieved.

If a participant’s employment terminates for any other reason, (i) Options that are then vested and exercisable will continue to be exercisable for a period of three months after such termination (unless termination is for cause), and (ii) all Equity Units held by the participant will be forfeited unless otherwise determined by the Committee. If a non-employee director ceases to be a director, his or her Equity Units will vest and be payable and his or her Options will remain exercisable for one year.

BEMIS COMPANY - 2014 Proxy Statement	42

Back to Contents

Change of Control

In the event a “change of control event” (as defined in the 2014 Plan) of the Company occurs, then, (i) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, and (ii) all outstanding Equity Units will vest. The vested Equity Units generally will be payable immediately. However, to satisfy the requirements of Code Section 409A, in some circumstances the Equity Units of certain participants will not be payable until the end of their term. In the event of certain changes of control, the Committee may terminate the 2014 Plan in which case all participants holding Options will receive cash in an amount equal to the excess of the fair market value immediately prior to such change of control over the exercise price per share of the Options and all participants holding Equity Units will receive cash in the amount equal to the fair market value immediately prior to the change of control of the shares underlying the Equity Units.

Federal Tax Consequences

The following description of federal income tax consequences is general and does not address specific tax consequences applicable to an individual participant who receives an Equity Unit or Option under the 2014 Plan.

Equity Units. A grantee will not realize income upon the granting of an Equity Unit, nor will the Company be entitled to a deduction at such time. When shares of Common Stock are distributed upon vesting, the grantee will recognize ordinary income equal to the fair market value of the shares on the distribution date, and the Company will receive an equivalent deduction.

Options. An optionee will not realize income upon the granting of an Option under the 2014 Plan, nor will the Company be entitled to a deduction at such time. There generally will be no realization of income by the optionee upon the exercise of an incentive stock option (if exercised no later than three months after any termination of employment). If the optionee does not sell the incentive stock option Common Stock within two years after the date of grant nor within one year after the exercise date, any gain or loss on a sale will be treated as long term capital gain, and the Company will not be entitled to any deduction on account of the issuance of Common Stock or the grant of the incentive stock option. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary income in the amount of the excess of the fair market value of the Company’s Common Stock on the day of exercise over the exercise price and the Company will be entitled to a corresponding deduction. The tax basis of any non-qualified stock option share of Common Stock received will be the fair market value of such share on the date the stock option is exercised.

Plan Awards

Because all awards under the 2014 Plan are within the discretion of the Committee, neither the number nor types of future 2014 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. The grants of equity incentive awards described elsewhere in this proxy statement, however, provide an illustration of the Committee’s present practices with respect to annual equity incentive awards granted to Named Executive Officers and non-employee Directors.

The Board of Directors unanimously recommends a vote “FOR” approval of the Bemis Company, Inc. 2014 Stock Incentive Plan.

BEMIS COMPANY - 2014 Proxy Statement	43

Back to Contents

SUBMISSION OF SHAREHOLDER PROPOSALS

We must receive all shareholder proposals to be presented at the 2015 annual meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than November 18, 2014.

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not less than 90 days before the first anniversary of the preceding year’s annual meeting, which, for next year, is January 31, 2015, which is a Saturday. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such shareholder and the nominees, as specified in our Amended By-Laws. The presiding Officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

The SEC permits a procedure, called “householding”, for the delivery of proxy information to shareholders. Under householding, shareholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including our Annual Report to Shareholders or, in some cases, one Notice of Internet Availability. We initiated householding to reduce printing costs and postage fees.

Shareholders wishing to continue to receive multiple copies of proxy materials or multiple Notices of Internet Availability may do so by completing and returning the “opt out” card previously mailed to you or by notifying us in writing or by telephone at Bemis Company, Inc., One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. Upon such request, we will promptly deliver copies of the proxy materials or Notice of Internet Availability to a shareholder at a shared address to which a single copy of the documents was delivered.

Shareholders who share an address (but not the same last name) may request householding by notifying us at the above-referenced address or telephone number.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2014

The following materials are available for viewing on the internet:

•	proxy statement for the 2014 Annual Meeting of Shareholders;

•	2013 Annual Report to Shareholders; and

•	annual report on Form 10-K for the year ended December 31, 2013.

To view the proxy statement, 2013 Annual Report to Shareholders, or annual report on Form 10-K, visit www.bemis.com/2014Annualmeeting.

By Order of the Board of Directors

Sheri H. Edison

Vice President, Secretary and General Counsel

BEMIS COMPANY - 2014 Proxy Statement	44

Back to Contents

EXHIBIT A – Bemis Company, Inc. 1997 Executive Officer Performance Plan

1.	Purpose

The purpose of the Bemis Company, Inc. 1997 Executive Officer Performance Plan (the “Plan”) is to provide incentives to the executive officers of Bemis Company, Inc. (the “Company”) to produce a superior return to the shareholders of the Company and to encourage such executive officers to remain in the employ of the Company. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

2.	Definitions

2.1.	The terms defined in this section are used (and capitalized) elsewhere in the Plan.

a.	“Award” means an award payable to a Participant pursuant to Section 4 hereof.

b.	“Board” means the Board of Directors of the Company.

c.	“Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

d.	“Effective Date” means the date specified in Section 5.

e.	“Eligible Employees” means any executive officer of the Company as defined under the Exchange Act.

f.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

g.	“Participant” means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

h.	“Performance Period” means the Company’s fiscal year (January 1 to December 31), or such shorter or longer period designated by the Committee, performance during all or part of which determined a Participant’s entitlement to receive payment of an Award.

2.2.	Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration

3.1.	Authority of Committee. The Committee shall administer the Plan. The Committee’s interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish rules to administer the Plan and to change such rules.

3.2.	Indemnification. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions.

4.	Awards

4.1.	Allocation of Awards. Within 90 days following the commencement of each Performance Period, the Committee may select such Eligible Employees, as it deems appropriate for participation in the Plan. Eligible Employees selected for participation will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected by the Committee in writing and consisting of one or any combination of two or more of net earnings; earnings before income taxes; earnings before interest and income taxes; operating profit; earnings per share; sales growth; return on invested capital; return on sales; return on equity; economic value added; and/or total shareholder return. Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.

4.2.	Maximum Amount of Awards. The maximum individual Award pursuant to this Plan for any fiscal year shall not exceed the lesser of 210 percent of the Participant’s annual base salary or $3,000,000.

4.3.	Adjustments. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise. No reduction in an Award made to any Participant shall increase the amount of the Award to any other Participant.

4.4.	Payment of Awards. Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the performance targets were attained and the Awards payable to Participants. Each Participant shall receive payment in cash of his Award as soon as practicable following the determination in respect thereof made pursuant to this Section 4.4. If the Performance

BEMIS COMPANY - 2014 Proxy Statement	45

Back to Contents
Period is a fiscal year of the Company, the Award earned for that fiscal year will be paid in the next following fiscal year, normally by March 15 of such following year. If the Performance Period is a period other than a fiscal year of the Company, Awards earned in that Performance Period will be paid within 2 ½ months after the end of the Performance Period.

5.	Effective Date of the Plan

The Plan shall become effective as of January 1, 1997; provided that the Plan is approved and ratified by the shareholders of the Company at a meeting thereof held no later than May 31, 1997. The Plan shall remain in effect until it has been terminated pursuant to Section 8.

6.	Right to Terminate Employment

Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary of the Company or affect any right which the Company or any subsidiary of the Company may have to terminate the employment of a Participant with or without cause. If a Participant terminates employment, the following terms apply to any outstanding Award:

a.	Death or Total Disability. If a Participant terminates employment due to his or her death or Total Disability during a Performance Period or after the close of a Performance Period but before the Award for that Performance Period has been paid:

(i)	If the termination occurs during the Performance Period, the Award payable will be the Participant’s target award for that Performance Period (without any adjustment for actual achievement of performance goals), multiplied by a fraction, the numerator of which is the number of months during the Performance Period during which the Participant was an employee of the Company and the denominator of which is the total number of months in the Performance Period. Such amount will be paid to the Participant if disabled. If the Participant died, such amount will be paid to the Participant’s surviving spouse, or if there is no surviving spouse, to the Participant’s estate. Payment will be made within 90 days after the Participant’s termination of employment.

(ii)	If the termination occurred after the end of the Performance Period but before Awards have been paid, the amount payable will be the Participant’s target award, adjusted for actual achievement of performance goals. Such amount will be paid to the Participant (if living), or if the Participant is not living, to his or her surviving spouse, or if there is no surviving spouse, to the Participant’s estate. Payment will be made at the same time as Awards for that Performance Period are paid to other Participants.

(iii)	Note that if a Participant terminates employment due to his or her death or Total Disability, there may be Awards payable pursuant to both (i) above (for the current Performance Period), and (ii) above (for the preceding Performance Period).

(iv)	For purposes of this subsection (a), Total Disability means the commencement of benefits under the Company’s long term disability plan.

b.	Other Termination of Employment During Performance Period. If a Participant terminates employment before the last day of a Performance Period for a reason other than his or her death or Total Disability, no Award will be payable for that Performance Period.

c.	Termination of Employment After Performance Period But Before Payment of Award. If a Participant terminates employment for a reason other than his or her death or Total Disability and the termination is on or after the last day of a Performance Period but before the Award for that Performance Period has been paid, his or her Award is vested and will be determined and paid in the same manner and at the same time as if he or she had remained a Company employee. However, if the Participant’s termination of employment is for cause, the Award will be forfeited, and no amount will be payable with respect to it. For purposes of this section, the existence of “cause” will be determined by the Committee by reference to any employment or other agreement or policy applicable to the Participant. In addition, the Committee may determine any of the following to constitute “cause”: (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any subsidiary of the Company, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any subsidiary of the Company.

7.	Tax Withholding

The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

8.	Amendment, Modification and Termination of the Plan

The Board may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award theretofore awarded to any Participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Award may be granted during any suspension of the Plan or after its termination.

BEMIS COMPANY - 2014 Proxy Statement	46

Back to Contents
9.	Unfunded Plan

The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.

10.	Other Benefit and Compensation Programs

Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem necessary. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any subsidiary of the Company unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of the competitive cash compensation.

11.	Governing Law

To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Wisconsin and construed accordingly.

BEMIS COMPANY - 2014 Proxy Statement	47

Back to Contents

EXHIBIT B – Bemis Company, Inc. 2014 Stock Incentive Plan

1.	Purpose of Plan

Under the Bemis Company, Inc. 2014 Stock Incentive Plan (the “Plan”), the Company may grant both Options and Equity Units to Employees and Directors. The Plan is designed to enable the Company and its Subsidiaries to attract, retain and motivate Participants by providing them the opportunity to acquire equity ownership in the Company.

2.	Definitions

The following defined terms are used in this Plan:

2.1	“Board” means the Board of Directors of the Company.

2.2	“Broker Exercise Notice” means a notice whereby a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3	“Change of Control Event” means an event described in Section 10.1 (including a Code §409A Event as defined in Section 10.2).

2.4	“Code” means the Internal Revenue Code of 1986, as amended.

2.5	“Committee” means the compensation committee appointed under Section 3 to administer the Plan.

2.6	“Common Stock” means the common stock of the Company, par value $.10 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3.

2.7	“Company” means Bemis Company, Inc., a Missouri corporation.

2.8	“Control Group” means the Company and any trade or business under common control with the Company within the meaning of Code §414(b) and (c).

2.9	“Director” means a member of the Board.

2.10	A Participant has a “Disability” if, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months:

(a)	The Participant is unable to engage in any substantial gainful activity, or

(b)	The Participant has received income replacement benefits for a period of at least three months under a Participating Employer’s accident and health plan.

2.11	“Employee” means a common law employee of the Company or a Subsidiary.

2.12	“Equity Unit” means a right to receive Common Stock, subject to terms established under Section 7.

2.13	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14	“Expiration Date” means the date an Option is scheduled to expire and no longer be exercisable.

2.15	“Fair Market Value” of a share of Common Stock as of a particular day means the closing price of a share of the Company’s Common Stock on the New York Stock Exchange on such day, or if no sale has been made on such exchange on such day, on the last preceding day on which any such sale was made.

2.16	“Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6.1 that qualifies as an “incentive stock option” within the meaning of Code §422.

2.17	“Non-Qualified Stock Option” means a right to purchase Common Stock granted to an Employee or Director pursuant to Section 6.1 or 6.2 that does not qualify as an Incentive Stock Option.

2.18	“Officer” means an Employee who has been designated by the Board to serve as an executive officer of the Company.

2.19	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.20	“Participant” means an Employee or Director who has been designated as such.

2.21	“Payment Date” is defined in Section 8.5.

2.22	“Performance Period” means the period of time over which Equity Units are earned or become vested.

2.23	“Previously Acquired Shares” means shares of Common Stock that are already owned by a Participant.

2.24	“Securities Act” means the Securities Act of 1933, as amended.

2.25	“Separation from Service” is defined in applicable guidance under Code §409A, which generally provides that:

(1)	a Participant will be deemed to have a Separation from Service only if the Participant ceases to perform any services for the Company and other members of the Control Group, or the Participant continues to provide only “insignificant” services;

(2)	service is “insignificant” if it is performed at a rate that is no more than 20% of the average level of services provided by the Participant for the preceding three full calendar years;

(3)	a bona fide leave of absence will not be considered a Separation from Service for the first six months of such leave or until the Participant no longer has a right to reemployment by statute or contract, whichever is longer;

(4)	transfer to an employer in which the Company or another member of the Control Group has at least 50% ownership interest is not a Separation from Service; and

(5)	for purposes of determining benefits earned by a Participant for service as a Director, Separation from Service occurs when he or she ceases to be a Director.

BEMIS COMPANY - 2014 Proxy Statement	48

Back to Contents
2.26	“Subsidiary” means any entity in which the Company has a direct or indirect ownership interest sufficient so that the entity is a member of the Control Group.

2.27	“Year” means the 12-month period ending each December 31.

3.	Plan Administration

Except to the extent the Plan explicitly reserves responsibility to the Board, the Plan shall be administered by the compensation committee (the “Committee”) appointed by the Board. The Committee shall consist solely of not less than two members of the Board who are considered (i) non-employee directors within the meaning of Exchange Act Rule 16b-3 and (ii) outside directors within the meaning of Code §162(m). If no such Committee is appointed, the Plan shall be administered by the Board and all references to the Committee shall be deemed references to the Board. If the Board determines that an individual appointed to the Committee does not meet any of the criteria for Committee membership, the actions of the Committee taken prior to that determination due to the appointment of that individual shall remain in effect unless the Board determines otherwise.

The Committee (and in the absence of a Committee, the Board) shall have the following authority, subject to the terms of the Plan:

(a)	To determine which Employees and Directors will be designated as Participants.

(b)	To determine the terms of each Option including the number of shares of Common Stock subject to the Option, the exercise price, the terms under which the Option will vest or become exercisable, the Expiration Date of the Option, and the period of time (if any) following Separation from Service that the option may be exercised.

(c)	To determine whether the Option will be granted as an Incentive Stock Option or as a Non-Qualified Stock Option, recognizing that Incentive Stock Options can be granted only to Employees and not to non-employee Directors.

(d)	To determine the terms of each award of Equity Units, including any performance goals or other requirements that must be met for the underlying shares of Common Stock to be distributed.

(e)	To modify the terms of any outstanding Option or Equity Unit in any manner permitted by the Plan as then in effect, or to cancel the Option or Equity Unit, subject to the following:

(1)	Subject to Section 4.3, outstanding Options granted under this Plan shall not be repriced.

(2)	If the modification or cancellation adversely affects a Participant, it will not apply to that Participant without his or her consent, unless required by law or necessary to avoid adverse tax treatment.

(f)	To delegate to one or more Employees all or any part of its authority under the Plan with regard to granting and administering Options or Equity Units for persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act. (However, Options or Equity Units so granted generally will not qualify as “performance-based compensation” for purposes of Code §162(m).)

(g)	To exercise discretionary authority to construe the terms of the Plan and to make all decisions and interpretations necessary or advisable to operate the Plan.

4.	Shares Available for Issuance

4.1	Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be any shares of Common Stock which, as of the date the Plan is approved by the shareholders of the Company, are available for issuance under the Company’s 2007 Stock Incentive Plan (the “Prior Plan”)¹. No additional awards will be granted under the Prior Plan after shareholder approval of this Plan.

4.2	Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or are subject to outstanding Options or Equity Units will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option or Equity Unit under the Plan or the Prior Plan that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested will automatically again become available for issuance under the Plan. However, shares withheld for the purpose of paying applicable withholding taxes or to satisfy any exercise price will not again become available for issuance under the Plan.

4.3	Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of the Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Options or Equity Units.

5.	Participation

The Board or Committee may designate any Employee or Director as a Participant.

¹ As of March 1, 2014, 3,262,216 shares of Common Stock are available for grants under the 2007 Stock Incentive Plan.

BEMIS COMPANY - 2014 Proxy Statement	49

Back to Contents
6.	Options

6.1	Grants to Employees. The Committee may grant Options to Employees, subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Qualified Stock Option. The aggregate number of shares on which Options may be granted to any one Employee during any calendar year may not exceed 1,500,000 shares. If an Option granted to an Employee is canceled, said Option will nevertheless be included in applying said limit.

6.2	Grants to Non-Employee Directors. The Committee may grant Non-Qualified Stock Options to Directors who are not Employees, subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

6.3	Exercise Price. The per share price to be paid upon exercise of an Option will be determined at the time of the Option grant. The per share price to be paid by a Participant upon exercise of an Option will be not less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

6.4	Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee at the time of grant. Unless otherwise determined by the Committee at the time of grant, the Expiration Date of each Option will be 10 years from its date of grant.

6.5	Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, tender of Previously Acquired Shares, Attestation, or by a combination of such methods. “Attestation” means delivery by a Participant to the Company of a written affidavit of ownership of Previously Acquired Shares the Fair Market Value of which is then applied to the exercise price of the Option in lieu of actual delivery of such Previously Acquired Shares. Upon receipt of such Attestation of Previously Acquired Shares and payment for any portion of the exercise price not paid by Attestation, the Company shall deliver to the Participant a stock certificate for the number of Option shares so exercised, minus the number of Previously Acquired Shares attested to in the written affidavit, and minus any shares withheld to cover tax obligations.

6.6	Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivering in person, by facsimile or electronic transmission or through the mail, a written notice of exercise to the Company (Attention: Secretary) at its principal executive office in Neenah, Wisconsin and paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of the Plan. The Committee may permit a Participant to enter into a written plan pursuant to Exchange Act Rule 10b5-1 specifying the date or dates the Participant’s Options will automatically be exercised.

6.7	No Option Repricing. Except as provided in Section 4.3, no Option granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Equity Unit at a time when the per share exercise price of the Option is greater than the current Fair Market Value of a share of Common Stock, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option, unless such action is first approved by the Company’s shareholders.

7.	Equity Units

7.1	Grants. An Employee or Director may be granted one or more Equity Units under the Plan, and such Equity Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Equity Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ of the Company or any Subsidiary until the end of the Performance Period established for said Equity Units or that the Participant or the Company (or any Subsidiary or division, group, or unit thereof) satisfy certain performance goals during the Performance Period. If vesting of a grant of Equity Units to an Officer is subject to the Officer or the Company (or any Subsidiary, division, group or unit) satisfying performance goals during the Performance Period, the following requirements must all be met:

(a)	The Officers eligible for such grants and the number of Equity Units granted to each such Officer must be identified by the Committee not later than 90 days after the beginning of the Performance Period. Each grant will be expressed as a target award. The number of shares of Company common stock which become vested and distributable with respect to a target award will be the number of shares in the target award, adjusted up or down to reflect the extent to which the performance goals were achieved.

(b)	The performance goals must be established in writing by the Committee not later than 90 days after the beginning of the Performance Period. The performance goals shall relate to one or any combination of two or more of net earnings; earnings before income taxes; earnings before interest and income taxes; operating profit; earnings per share; sales growth; return on invested capital; return on sales; return on equity; economic value added; and/or total shareholder return. Any such goals may relate to one or any combination of two or more of Company, Subsidiary, division, group, or unit performance.

(c)	Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the performance goals were attained and the number of Equity Units which are vested.

(d)	The number of shares of Common Stock that are subject to performance based Equity Units granted to any one Officer in an award or awards during any calendar year may not exceed 300,000 shares (subject to adjustment as provided in Section 4.3).

BEMIS COMPANY - 2014 Proxy Statement	50

Back to Contents
7.2	Payments. Upon satisfaction of all applicable restrictions and conditions for payment, each Equity Unit will be payable in the form of a share of Common Stock (less any applicable tax withholding). Payment with respect to an Equity Unit will occur as soon as administratively feasible in the Year after the Year in which the Performance Period for the Equity Unit ends. Each Equity Unit may (but is not required to) include the right to receive payments from the Company equivalent to the dividends paid on the underlying Common Stock. Any such dividend equivalents will be held and distributed at the same time as the shares of Common Stock to which they relate. However, if any shares are forfeited, for example, due to failure to meet applicable performance goals or due to a Participant’s Separation from Service, then the dividend equivalents with respect to such shares will also be forfeited.

7.3	Holding Requirement Applicable to Grants Made to Officers. Equity Units granted to Officers are subject to the holding requirement of this section. Upon payment of such grants, half of the net shares issued after any required tax withholding must be held and may not be transferred by the Officer for at least three years after the date any applicable restrictions or conditions for payment were satisfied. The other half of the shares may be sold or transferred immediately. The Company may adopt appropriate procedures to assure compliance with the holding requirement, such as placing a legend on the share certificates or retaining possession of the certificates until the three-year holding period expires. If an Officer has a Separation from Service, the holding requirement will no longer apply and the individual will be free to sell or transfer the shares. The holding requirement does not apply to grants made to individuals who are not Officers.

8.	Effect of Separation from Service

8.1	Death or Disability. If a Participant’s Separation from Service occurs by reason of his or her death or Disability, then the provisions of (a) and (b) shall apply:

(a)	Options outstanding at the time of said Separation from Service will not expire as a result of said Separation from Service but rather will vest and remain in effect for the remaining term of the Option. However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant’s Separation from Service.

(b)	All Equity Units then held by the Participant will vest. The Company will transfer to the Participant (or to the beneficiary, legal representative, heir, or legatee of a deceased Participant) a number of shares of Common Stock equal to the number of the Participant’s outstanding Equity Units, less any shares withheld to cover taxes. Said transfer shall occur as of a date or dates determined by the Committee which shall not be later than December 31 of the Year in which the Participant died or was determined to have a Disability. However, as permitted by Code §409A, in cases where a Participant’s death or Disability occurred in October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Participant died or was determined to have a Disability.

8.2	Separation from Service After Attaining Applicable Age. If a Participant’s Separation from Service occurs after he or she has attained the applicable age specified in (a) and for a reason other than the Participant’s death or Disability, then the provisions of (a) through (e) shall apply:

(a)	The “applicable age” for purposes of this section is:

(1)	For any Participant who is an Officer, the applicable age is 60 with respect to Options and 55 with respect to Equity Units.

(2)	For any Participant who is an Employee but not an Officer, the applicable age is 65.

(b)	Options outstanding at the time of said Separation from Service will not expire as a result of said Separation from Service but rather will vest and remain in effect for the remaining term of the Option. However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant’s Separation from Service.

(c)	A fraction of each outstanding grant of Equity Units will be vested. The fraction of a grant that will be vested is the number of Equity Units in that grant, multiplied by a fraction (i) the numerator of which is the number of months from the beginning of the Performance Period for that grant through the month in which the Participant’s Separation from Service occurred and (ii) the denominator of which is the total number of months in said Performance Period. Except as otherwise provided by the Committee, any Equity Units which are not vested will be forfeited.

(d)	However, if a Participant meets the requirements of (1), his or her Equity Units will be vested as provided in (2).

(1)	The requirements of this paragraph (1) are met if the Participant satisfies all three of the following requirements:

(A)	The Participant is 60 or older on the date of his or her Separation from Service;

(B)	The Participant was born on or before January 1, 1954; and

(C)	The Participant was elected as an Officer prior to January 1, 2007.

(2)	If the Participant meets the requirements of (1):

(A)	If the Participant’s Separation from Service occurs during the Year he or she attained age 60:

(i)	All Equity Units awarded to the Participant prior to the Year he or she attained age 60 will be vested.

(ii)	All Equity Units awarded to the Participant during the Year he or she attained age 60 will be vested to the extent provided in section 8.2(c).

(B)	If the Participant’s Separation from Service occurs during or after the Year he or she attained age 61:

(i)	All Equity Units awarded to the Participant prior to the Year he or she attained age 61 will be vested.

(ii)	Equity Units awarded to the Participant in or after the Year he or she attained age 61 will be vested to the extent provided in section 8.2(c).

(C)	However, the Committee may, in its sole discretion, prescribe a longer or shorter vesting period with respect to Equity Units awarded to a Participant in the Year he or she attains age 61 or any subsequent Year.

BEMIS COMPANY - 2014 Proxy Statement	51

Back to Contents
(e)	The Company will transfer to the Participant a number of shares of Common Stock equal to the number of the Participant’s vested Equity Units (determined as provided in (c) or (d), whichever is applicable), less any shares withheld to cover taxes. Said transfer shall occur as of a date or dates determined by the Committee which shall not be earlier than the Participant’s Payment Date and shall not be later than December 31 of the Year in which the Participant’s Payment Date occurred. However, as permitted by Code §409A, if a Participant’s Payment Date occurs during October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Participant’s Payment Date occurred. Also, in the case of Equity Units which are subject to achievement of performance goals during a Performance Period, distribution with respect to such Equity Units, to the extent vested, and any dividend equivalents with respect thereto will be paid in the year following the last year of the Performance Period on a date determined by the Company which is not earlier than the Participant’s Payment Date.

8.3	Other Separation from Service. If a Participant’s Separation from Service occurs under circumstances not covered under sections 8.1 and 8.2 (i.e. not due to death or Disability and before the applicable age specified in section 8.2(a)), then the provisions of (a) through (c) shall apply:

(a)	If the Separation from Service is not for “cause”, (i) Options held by the Participant which are exercisable as of the date of Separation from Service will remain exercisable for a period of three months after such separation (but in no event after the expiration date of any such options), and (ii) Options which are not yet exercisable as of the date of the Separation from Service will be forfeited immediately. If the Separation from Service is for “cause”, all options will be forfeited immediately upon Separation from Service, regardless of whether they were then exercisable.

(b)	All Equity Units then outstanding will be forfeited, and no payment will be made with respect thereto. However, if the Separation from Service is not for “cause”, the Committee may, in its sole discretion, provide for vesting and payment with respect to all or a portion of the outstanding Equity Units. Any such payment shall occur as of a date determined by the Committee which shall not be earlier than the Participant’s Payment Date and shall not be later than December 31 of the Year in which the Participant’s Payment Date occurred. However, as permitted by Code §409A, if a Participant’s Payment Date occurs during October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Payment Date occurred. Also, in the case of Equity Units which are subject to achievement of performance goals during a Performance Period, distribution with respect to such Equity Units, to the extent vested, and any dividend equivalents with respect thereto will be paid in the year following the last year of the Performance Period on a date determined by the Company which is not earlier than the Participant’s Payment Date.

When such a payment occurs, the Participant will receive one share of Common Stock for each vested Equity Unit, less any applicable withholding taxes. The Committee’s decision with respect to such payment will be not be binding or precedential with regard to subsequent Separations from Service by other Participants. The Committee may delegate its authority under this paragraph to the Company’s chief executive officer. If the Separation from Service is for “cause”, then any outstanding Equity Units will be forfeited immediately and are not subject to discretionary payout.

(c)	For purposes of this section, the existence of “cause” will be determined by the Committee by reference to any employment or other agreement or policy applicable to the Participant. In addition, the Committee may determine any of the following to constitute “cause”: (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

8.4	Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after such Participant’s Separation from Service, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Option or Equity Unit grant then held by the Participant without notice of any kind.

8.5	Payment Date. A Participant’s “Payment Date” is the first day of the seventh month after the month in which the Participant’s Separation from Service occurred. For example, if a Participant’s Separation from Service occurs on May 15, 2007 her Payment Date is December 1, 2007, and payment must occur on or after December 1, 2007 and on or before March 15, 2008. If another Participant’s Separation from Service occurs January 31, 2008, his Payment Date is August 1, 2008 and payment must occur on or after August 1, 2008 and on or before December 31, 2008.

8.6	Non-Employee Directors. Sections 8.1 through 8.5 are not applicable to Options or Equity Units granted to Directors who are not Employees. If such an individual has a Separation from Service (i.e. ceases to be a Director):

(a)	He or she may exercise any outstanding Options within 12 months after ceasing to be a Director (or within such other period as approved by the Board or Committee at the time the Options were granted).

(b)	All Equity Units then held by the Participant will vest. The Company will transfer to the Participant a number of shares of Common Stock equal to the number of the Participant’s outstanding Equity Units. Said transfer shall occur as of a date or dates determined by the Company which shall not be later than December 31 of the Year in which the Participant ceased to be a Director. However, as permitted by Code §409A, if a Participant’s Separation from Service occurs during October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Participant ceased to be a Director.

8.7	Options Not Exercisable After Expiration Date. Notwithstanding any provisions of this Section 8 to the contrary, no Option will be exercisable after its Expiration Date.

8.8	Provisions Applicable If a Participant’s Employer Ceases to be a Subsidiary. For purposes of sections 8.2 and 8.3, if a Participant’s employer ceases to be a Subsidiary of the Company due to a sale of stock which qualifies as a change of control for purposes of Code §409A, and the Participant remains an employee of that employer, the Participant will be considered to have a Separation from Service as of the date the employer ceases to be a Subsidiary. The preceding sentence does not apply if, at the time the employer ceases to be a Subsidiary, the Participant transfers to employment with the Company or another Subsidiary.

BEMIS COMPANY - 2014 Proxy Statement	52

Back to Contents
9.	Payment of Withholding Taxes

9.1	General Rules. The Company is entitled to (i) withhold and deduct from the shares of Common Stock payable under the Plan, from future wages of the Participant, or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Option or Equity Unit, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Equity Unit or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the Option or Equity Unit.

9.2	Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares (including but not limited to the Shares the acquisition of which triggered the tax obligation), by withholding shares of Common Stock payable to the Participant under this Plan, or by payments made pursuant to a Broker Exercise Notice, or by a combination of such methods.

10.	Change of Control Event

10.1	Change of Control Event. A “Change of Control Event” shall be deemed to have occurred if any of the following occurs:

(a)	Any “Person” (as defined in Section 13(d) of the Exchange Act) acquires or becomes a beneficial owner (as defined in Exchange Act Rule 13d-3), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (Voting Securities) or 20% or more of the outstanding shares of Common Stock; provided, however, that the following shall not constitute a “Change of Control Event”:

(1)	any acquisition or beneficial ownership by the Company or a Subsidiary;

(2)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary;

(3)	any transaction immediately following which more than 80% respectively, of (i) the combined voting power of the Company’s Voting Securities and (ii) the Common Stock is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common Stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such acquisition;

(b)	Continuing Directors do not constitute a majority of the members of the Board;

(c)	Consummation of a reorganization, merger or consolidation of the Company (other than a merger or consolidation with a subsidiary of the Company), unless immediately following such reorganization, merger or consolidation, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 80% respectively of (i) the combined voting power of the then outstanding Voting Securities and (ii) the then outstanding shares of Common Stock of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership of the Voting Securities and Common Stock as the case may be, immediately prior to such reorganization, merger or consolidation;

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 80%, respectively, of (i) the combined voting power of the then outstanding Voting Securities and (ii) the then outstanding shares of Common Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners respectively of the Voting Securities and Common Stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership of the Voting Securities and Common Stock, as the case may be, immediately prior to such sale or other disposition;

(e)	The Company enters into a letter of intent, an agreement in principle or a definitive agreement relating to a “Change in Control Event” described in (a), (b), (c) or (d) that ultimately results in such a “Change of Control Event”, or a tender or exchange offer or proxy contest is commenced which ultimately results in such a “Change in Control Event”.

Notwithstanding anything stated above, a “Change of Control Event” shall not be deemed to occur with respect to a Participant if the acquisition or beneficial ownership of the 20% or greater interest referred to in (a) is by the Participant or by a group, acting in concert, that includes the Participant or a majority of the then combined voting power of the then outstanding Voting Securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall, immediately after a reorganization, merger, consolidation or disposition of assets referred to in (c) or (d), be beneficially owned, directly or indirectly, by the Participant or by a group, acting in concert, that includes the Participant

10.2	Code §409A Event. A “Code §409A Event” is a Change of Control Event (as defined in section 10.1) that qualifies as a change in control event for purposes of Code §409A and any applicable regulations.

10.3	Continuing Directors. Continuing Directors means:

(a)	individuals who, on January 1, 2006, are Directors;

(b)	individuals elected as Directors after January 1, 2006 for whose election proxies are solicited by the Board; or

(c)	individuals elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a Continuing Director shall not include an individual whose initial assumption of office occurs as a result of an actual or

BEMIS COMPANY - 2014 Proxy Statement	53

Back to Contents
threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board.

10.4	Acceleration of Vesting. If a Change of Control Event occurs, (a) all Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all Equity Units then held by Participants will vest at the target award level and be payable as follows:

(a)	If the Change of Control Event qualifies as a Code §409A Event, all Equity Units then held by Participants will vest at and be payable immediately.

(b)	If the Change of Control Event does not qualify as a Code §409A Event:

(1)	All Equity Units which would not have been vested immediately before the Change of Control Event if the Participant then had a Separation from Service will vest and be paid as soon as administratively feasible during the year in which the Change of Control Event occurred.

(2)	All Equity Units which would have been vested immediately before the Change of Control Event if the Participant then had a Separation from Service will vest and will be paid as of whichever of the following dates is earlier:

(A)	As soon as administratively feasible in the Year after the Year in which the Performance Period for the Equity Unit ends.

(B)	During the seventh month after the month in which the Participant’s Separation from Service occurs.

10.5	Cash Payment. If a Code §409A Event occurs, then the Board or Committee may, without the consent of any Participant affected thereby, terminate the Plan and all substantially similar plans. Upon such termination, all Participants will receive the following amounts as payment for their outstanding Options or Equity Units:

(a)	With respect to the shares of Common Stock subject to Options, as of the effective date of any such Change of Control Event, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change of Control Event over the exercise price per share of such Option.

(b)	With respect to the Equity Units, cash in an amount equal to the Fair Market Value (determined immediately prior to the effective date of the Change of Control Event), of the shares of Common Stock represented by such Equity Units.

Any such termination must occur during the 1 month period preceding or the 12 month period following the Code §409A Event. The cash payments must be completed within 12 months after the Plan is terminated.

11.	Rights of Eligible Recipients and Participants; Transferability

11.1	Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Subsidiary.

11.2	Rights as a Shareholder. As a holder of Options or Equity Units, a Participant will have no rights as a shareholder unless and until the Options are exercised or the Equity Units are paid in the form of Common Stock. However, as part of any grant of Equity Units, the Committee may provide that a Participant will be entitled to receive cash distributions equivalent to the dividends paid from time to time on the Common Stock underlying such Units.

11.3	Restrictions on Transfer. Any Option or Equity Unit granted under this Plan shall by its terms be non-transferable by the grantee other than by will or the laws of descent and distribution and shall be exercisable during the grantee’s lifetime only by the grantee or by the grantee’s guardian or legal representative, except that a Non-Qualified Stock Option may, if the Option Agreement so provides, also be transferable to members of the grantee’s immediate family, to a partnership whose members are only the optionee and/or members of the grantee’s immediate family, or to a trust for the benefit of only the grantee and/or members of the grantee’s immediate family. “Immediate Family” for purposes of this section includes only the grantee’s spouse, parents, children, and other direct descendants of the grantee and his or her spouse (including children and other descendants by adoption).

11.4	Non Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

12.	Securities Law and Other Restrictions

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

BEMIS COMPANY - 2014 Proxy Statement	54

Back to Contents
13.	Plan Amendment, Modification and Termination

The Board or Committee may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board or Committee may deem advisable. However, no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Code §422 or the rules of the New York Stock Exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Board or Committee to take whatever action it deems appropriate under Sections 3(e), 4.3 and 10.5.

14.	Effective Date and Duration of the Plan

The Plan is effective upon approval by the Company’s shareholders. The Plan will terminate at midnight on December 31, 2024, and may be terminated prior to such time to by Board action, and no Options or Equity Units will be granted after such termination. Except as provided in Section 10.5, awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions and paid, in accordance with their terms.

15.	Miscellaneous

15.1	Governing Law. The Plan will be construed in accordance with the laws of Missouri.

15.2	Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

15.3	Code §409A. The Plan is intended to satisfy all applicable requirements of Code §409A and will be construed in light of that intent. The Committee may modify the Plan and Options or Equity Units granted pursuant to the Plan to the extent the Committee deems necessary to comply with Code §409A, even if such modifications adversely affect outstanding Options and Equity Units, provided the Committee determines that such modifications are necessary to avoid adverse tax consequences.

15.4	Non-Compete Requirement. As a precondition to receiving any grant of Options under Section 6 or Equity Units under Section 7, a Participant must execute and have in effect a non-compete agreement in form satisfactory to the Company. Each such grant is subject to the terms of said agreement.

BEMIS COMPANY - 2014 Proxy Statement	55

Back to Contents

BEMIS COMPANY, INC.
ATTN: MELANIE MILLER
ONE NEENAH CENTER, 4TH FLOOR
P.O. BOX 669
NEENAH, WI 54957-0669

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M69639-P48698 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

BEMIS COMPANY, INC.

**The Board of Directors recommends you vote FOR each of the following nominees:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect four Directors for a term of one year: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________

**Nominees:**

01) Edward N. Perry
02) Timothy M. Manganello
03) Philip G. Weaver
04) Henry J. Theisen

**The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.**

**NOTE:** In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only Shareholders of record at the close of business on March 6, 2014 will be entitled to receive notice of and to vote at the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

Back to Contents

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

M69640-P48698

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints Melanie E.R. Miller and Sheri H. Edison, or either of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 6, 2014, at the Annual Meeting of Shareholders to be held on May 1, 2014.

**This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is received and no specific direction is made, this Proxy will be voted "FOR" each of the nominees in proposal 1 and "FOR" proposals 2, 3, 4 and 5.**

**Address Changes/Comments:** ______________________________

______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**